                                                                       EXHIBIT 2

                                                               EXECUTION VERSION
                                                               -----------------









                       NOTE AND WARRANT PURCHASE AGREEMENT



                                  BY AND AMONG

                          HS MORGAN LIMITED PARTNERSHIP

                                 WORKSTREAM INC.

                            HAMILTON SORTER CO., INC.

                             NEW MAVERICK DESK, INC.

                                       AND

                         BANC ONE MEZZANINE CORPORATION




                         DATED AS OF SEPTEMBER 17, 2002


1.       Definitions and Related Matters.........................................................................1

         1.1      Definitions....................................................................................1

         1.2      Accounting Principles.........................................................................17

         1.3      Other Interpretive Matters....................................................................17

2.       Authorization and Closing..............................................................................17

         2.1      Authorization of the Securities...............................................................17

         2.2      Purchase and Sale of the Securities...........................................................18

         2.3      The Closing...................................................................................18

3.       Conditions of the Purchaser's Obligation at the Closing................................................18

         3.1      Representations, Warranties and Covenants; No Event of Default................................18

         3.2      Closing Documents.............................................................................18

         3.3      Certificate of Incorporation..................................................................19

         3.4      Stockholders Agreement........................................................................19

         3.5      Registration Agreement........................................................................19

         3.6      Security Agreement............................................................................19

         3.7      Loan Party Guaranty...........................................................................20

         3.8      Pledge Agreement..............................................................................20

         3.9      Intercreditor Agreements......................................................................20

         3.10     Solvency Certificate..........................................................................20

         3.11     Opinion of the Company's Counsel..............................................................20

         3.12     Consolidated Balance Sheet and Projections....................................................20

         3.13     Senior Loan Agreements........................................................................20

         3.14     Investments...................................................................................20

         3.15     Tab Merger Agreement..........................................................................20

         3.16     Tab Merger Opinions...........................................................................21

         3.17     Key-Man Life Insurance........................................................................21

         3.18     Closing Fees and Expenses.....................................................................21

         3.19     Sale of Securities to the Purchaser...........................................................21

         3.20     Securities Law Compliance.....................................................................21

         3.21     Existing Indebtedness.........................................................................21

         3.22     Proceedings...................................................................................21

         3.23     Due Diligence.................................................................................22

         3.24     No Material Adverse Change....................................................................22


         3.25     Compliance with Applicable Laws...............................................................22

         3.26     Lien Searches.................................................................................23

         3.27     Waiver........................................................................................23

4.       Representations and Warranties of the WSI Parties......................................................23

         4.1      Organization, Power and Licenses..............................................................23

         4.2      Capitalization and Related Matters............................................................23

         4.3      Authorization; No Breach......................................................................24

         4.4      Financial Statements..........................................................................25

         4.5      Financial Statements and Projections..........................................................26

         4.6      Absence of Undisclosed Liabilities............................................................26

         4.7      No Material Adverse Change....................................................................27

         4.8      Absence of Certain Developments...............................................................27

         4.9      Assets........................................................................................28

         4.10     Tax Matters...................................................................................28

         4.11     Contracts and Commitments.....................................................................29

         4.12     Intellectual Property Rights..................................................................31

         4.13     Litigation, etc...............................................................................32

         4.14     Product Warranty..............................................................................32

         4.15     Brokerage.....................................................................................32

         4.16     Governmental Consent, etc.....................................................................33

         4.17     Insurance.....................................................................................33

         4.18     Employees.....................................................................................33

         4.19     ERISA.........................................................................................33

         4.20     Compliance with Laws..........................................................................34

         4.21     Environmental and Safety Matters..............................................................34

         4.22     Affiliated Transactions.......................................................................35

         4.23     Solvency, etc.................................................................................36

         4.24     Investment Company............................................................................36

         4.25     Margin Regulations............................................................................36

         4.26     Public Utility Holding Company Act............................................................36

         4.27     Tab Merger Documents and Senior Loan Documents Representations; Holding Company Status........36

         4.28     Disclosure....................................................................................37


         4.29     Closing Date..................................................................................37

5.       Affirmative Covenants..................................................................................37

         5.1      Financial Statements and Other Information....................................................37

         5.2      Inspection of Property........................................................................41

         5.3      Attendance at Board Meetings..................................................................41

         5.4      Conduct of Business...........................................................................42

         5.5      Maintenance of Property and Existence.........................................................42

         5.6      Taxes.........................................................................................42

         5.7      Contracts and Agreements......................................................................42

         5.8      Compliance with Laws..........................................................................42

         5.9      Environmental and Safety Requirements.........................................................42

         5.10     Insurance.....................................................................................43

         5.11     Key-Man Policy................................................................................43

         5.12     Books and Records.............................................................................43

         5.13     Compliance with Agreements....................................................................43

         5.14     Senior Loan Documents.........................................................................43

         5.15     HSM Note......................................................................................43

         5.16     Intellectual Property Rights..................................................................43

         5.17     Rank; Most Favored Covenant Status............................................................43

         5.18     Formation of Subsidiaries.....................................................................44

         5.19     Guaranty of Put Arrangement...................................................................44

         5.20     Dessy Put.....................................................................................44

         5.21     Further Assurances............................................................................45

6.       Negative Covenants.....................................................................................45

         6.1      Restricted Junior Payments....................................................................45

         6.2      Issuance of Notes, etc........................................................................45

         6.3      Loans, Advances, Guarantees and Investments...................................................46

         6.4      Mergers.......................................................................................46

         6.5      Dispositions..................................................................................46

         6.6      Liquidations, etc.............................................................................46

         6.7      Acquisitions..................................................................................46

         6.8      Business......................................................................................46

         6.9      Restrictive Agreements........................................................................46


         6.10     Affiliate Transactions........................................................................47

         6.11     Subsidiaries..................................................................................47

         6.12     Indebtedness; Liens...........................................................................47

         6.13     Operating Leases..............................................................................47

         6.14     Fiscal Year...................................................................................47

         6.15     Prepayments, etc..............................................................................47

         6.16     Option Plans..................................................................................47

         6.17     Capital Stock.................................................................................47

         6.18     Use of Proceeds...............................................................................47

         6.19     Organizational Documents......................................................................47

         6.20     Financial Covenants...........................................................................47

         6.21     Margin Regulations............................................................................49

         6.22     Amendment of Other Agreements.................................................................49

         6.23     Senior Loan Documents.........................................................................49

         6.24     Intellectual Property Rights..................................................................50

         6.25     Employee Benefit Plans........................................................................50

         6.26     Contracts.....................................................................................50

         6.27     Cancellation of Claims........................................................................50

         6.28     Disclosure....................................................................................50

7.       Transfer of Restricted Securities......................................................................50

         7.1      General Provisions............................................................................50

         7.2      Information Requests..........................................................................50

         7.3      Legend Removal................................................................................50

8.       BHC Regulatory Matters.................................................................................50

         8.1      Generally.....................................................................................50

         8.2      Exchange of Stock.............................................................................51

         8.3      Other Holders.................................................................................51

9.       Preemptive Rights......................................................................................51

         9.1      Generally.....................................................................................51

         9.2      Exercise of Rights............................................................................52

         9.3      Expiration of Periods.........................................................................52

10.      Events of Default......................................................................................52

         10.1     Definition of Event of Default................................................................52


         10.2     Consequences of Events of Default.............................................................56

11.      Miscellaneous..........................................................................................56

         11.1     Expenses......................................................................................56

         11.2     Remedies......................................................................................57

         11.3     Purchaser's Investment Representations........................................................57

         11.4     Amendments and Waivers........................................................................58

         11.5     Survival of Agreement.........................................................................58

         11.6     No Setoffs, etc...............................................................................59

         11.7     Successors and Assigns........................................................................59

         11.8     Severability..................................................................................59

         11.9     Counterparts..................................................................................59

         11.10    Descriptive Headings; Interpretation..........................................................59

         11.11    Governing Law.................................................................................59

         11.12    Notices.......................................................................................60

         11.13    Consideration for Warrant; Treatment of Fees..................................................61

         11.14    Construction..................................................................................61

         11.15    Complete Agreement............................................................................62

         11.16    Indemnification...............................................................................62

         11.17    Payment Set Aside.............................................................................62

         11.18    Jurisdiction and Venue........................................................................63

         11.19    Waiver of Right to Jury Trial.................................................................63

         11.20    Certain Waivers...............................................................................63

         11.21    Nature of Obligations.........................................................................64

         11.22    Confidentiality...............................................................................64

List of Exhibits
List of Disclosure Schedules

                          HS MORGAN LIMITED PARTNERSHIP

                                 WORKSTREAM INC.

                            HAMILTON SORTER CO., INC.

                             NEW MAVERICK DESK, INC.

                       NOTE AND WARRANT PURCHASE AGREEMENT
                       -----------------------------------

                  THIS NOTE AND WARRANT PURCHASE AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this "AGREEMENT") is made as of September 17, 2002, by and among HS MORGAN LIMITED PARTNERSHIP, a Delaware limited partnership (herein, together with its successors and assigns, "HSM"), WORKSTREAM INC., a Delaware corporation and Wholly Owned Subsidiary of HSM (herein, together with its successors and assigns, the "COMPANY"), HAMILTON SORTER CO., INC., an Ohio corporation and Wholly Owned Subsidiary of the Company (herein, together with its successors and assigns, "HAMILTON"), NEW MAVERICK DESK, INC., a Delaware corporation and Wholly Owned Subsidiary of the Company (herein, together with its successors and assigns, "MAVERICK"), and BANC ONE MEZZANINE CORPORATION, a Delaware corporation ("BOMC"), and each of the other holders of Securities (as such term is defined herein) who becomes a party hereto in accordance with the terms hereof (BOMC and such other holders are collectively referred to herein as the "PURCHASERS" and individually as a "PURCHASER").

                  The parties hereto agree as follows:

1.                DEFINITIONS AND RELATED MATTERS.

         1.1 DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below (such meanings to be applicable to both the singular and plural forms of the terms defined):

                  "AFFILIATE" of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such particular Person. The term "CONTROL" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

                  "AFFILIATED GROUP" means any affiliated group as defined in Code ss.1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local or foreign law) for a period during which any of the Company or any of its Subsidiaries was a member.

                  "AGREEMENT" has the meaning provided in the preamble hereof.

                  "BHC HOLDERS" means BOMC and any other holder of the Note or Warrant or Underlying Common Stock which is subject to the Bank Holding Company Act and any related regulations.

                  "BOARD" means the Board of Directors of the Company.

                  "BOMC" has the meaning provided in the preamble hereof.

                  "BORROWER" means each of the Company, Hamilton and Maverick, and "Borrowers" means the Company, Hamilton and Maverick, collectively.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or public holiday under the laws of the State of Illinois or other day on which banking institutions are authorized or obligated to close in Chicago, Illinois.

                  "CAPITAL EXPENDITURES" means, with respect to any Person, all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of such Person, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation (or consideration from a purchase in lieu of condemnation) of the assets being replaced.

                  "CAPITALIZED LEASE" means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, would be required to be accounted for as a capital lease on the balance sheet of such Person.

                  "CAPITALIZED LEASE OBLIGATIONS" means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP consistently applied and Statement of Financial Accounting Standards No. 13.

                  "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents, however designated, of any class of stock or equity securities, including, without limitation, capital stock, limited liability company interests, general or limited partnership interests or any rights or participations therein.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "CERTIFICATE OF INCORPORATION" means the certificate of incorporation of the Company.

                  "CHANGE IN CONTROL" means (a) HS Morgan Corp. shall cease to be the general partner of HSM or HS Morgan Corp. shall cease to be the general partner of MSTP, (b) HSM shall cease to, directly or indirectly, own and control at least (i) 51% of the outstanding capital stock of the Company or (ii) that percentage of the outstanding voting capital stock of the Company necessary at all times to elect a majority of the Board of the Company, (c) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 as in effect on the Closing Date) other than HSM shall have acquired a greater beneficial ownership in the Company's voting capital stock than that held by HSM, (d) the Company shall cease to directly own and control 100% of each class of the outstanding capital stock of each of Hamilton and Maverick (other than, with the prior written consent of BOMC, pursuant to a merger of Hamilton and/or Maverick with the Company or consolidation of Hamilton and/or Maverick and the Company),
(e) any sale of all or substantially all of the assets of the Company, Hamilton or Maverick (other than, with the prior written consent of BOMC, in the case of Hamilton or Maverick only, to another Wholly Owned Subsidiary of the Company or to the Company), (f) Tab shall cease to be a Wholly Owned Subsidiary of TALP (g) HSM and MSTP shall fail to own, in the aggregate, at least ninety percent 90% of the limited partnership interests of TALP, or (h) HSM shall fail to own at least seventy percent (70%) of the partnership interests of TALP, or (i) if Thaddeus
S. Jaroszewicz shall cease to be both the chief executive officer of the Company and a member of the Board with full voting power (other than by reason of death or disability of Mr. Jaroszewicz, provided that a replacement chief executive officer and Board member reasonably acceptable to BOMC takes office within sixty
(60) days of the date of death or disability).

                  "CLASS A COMMON STOCK" means the Company's Class A Common Stock, par value $1.00 per share, as defined in the Certificate of Incorporation.

                  "CLASS B COMMON STOCK" means the Company's Class B Common Stock, par value $1.00 per share, as defined in the Certificate of Incorporation.

                  "CLOSING" means the closing of the purchase and sale of the Securities contemplated by this Agreement.

                  "CLOSING DATE" means the date on which the Closing occurs.

                  "CODE" means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

                  "COLLATERAL ASSIGNMENT OF INSURANCE" means a collateral assignment of insurance policies by the Company, and acknowledged by the insurer, in favor of the Purchaser with respect to the Key-Man Policy in the form of EXHIBIT I hereto, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

                  "COMMON STOCK" means, collectively, the Class A Common Stock, the Class B Common Stock and any capital stock of any class or series of the Company hereafter authorized that is not limited to a fixed sum or percentage of par or stated value in respect of the rights of the holders thereof to participate in dividends or distributions or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

                  "COMPANY" has the meaning provided in the preamble hereof.

                  "COMPANY BALANCE SHEET" means the consolidated balance sheet of the Company and its Subsidiaries after giving effect to the transactions contemplated hereby and each of the other Transaction Documents, attached hereto as EXHIBIT J.

                  "COMPANY PROJECTIONS" means the projections of the consolidated income, balance sheet and cash flows of the Company and its Subsidiaries for the six fiscal years ending through March 31, 2008, attached hereto as EXHIBIT L.

                  "COMPANY PLEDGE AGREEMENT" means a pledge agreement by the Company in favor of the Purchaser in the form of EXHIBIT F-1 hereto, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

                  "COMPUTATION PERIOD" means each period of four consecutive fiscal quarters ending on the last day of a fiscal quarter.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, the aggregate of all interest paid or accrued by the Company and its Subsidiaries on a consolidated basis during such period, including all interest, fees and costs payable with respect to the Indebtedness of the Company and its Subsidiaries (other than fees and costs that may be capitalized as transaction costs in accordance with GAAP) and the interest portion of Capitalized Lease Obligations, all as determined on a consolidated basis in accordance with GAAP consistently applied.

                  "CONSOLIDATED NET INCOME" means, for any period, the consolidated net after-tax income (or loss) of the Company and its Subsidiaries for such period determined in accordance with GAAP; provided that in determining Consolidated Net Income hereunder, the following items shall be excluded: (i) gains (and losses) from the sale or disposition of assets outside of the ordinary course of business and extraordinary items (determined in accordance with GAAP consistently applied), and (ii) income (and losses) of any Person (other than Wholly Owned Subsidiaries of the Company) in which the Company or any of its Subsidiaries has an ownership interest unless received by the Company or one of its Subsidiaries in a cash distribution.

                  "CONSOLIDATED TOTAL ASSETS" means, on any date, the amount of all assets of the Company and its Subsidiaries on that date, determined on a consolidated basis, which, in accordance with GAAP, should be classified on the Company's consolidated balance sheet as assets.

                  "DESSY" means Mark Dessy, an individual.

                  "DESSY INTERCREDITOR AGREEMENT" means an Intercreditor and Subordination Agreement by and among Dessy, Maverick, the Company and the Purchaser substantially in form of EXHIBIT G-2 attached hereto, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

                  "DESSY SUBDEBT" means the Indebtedness of Maverick to Mr. Mark Dessy in the original principal amount of $2,000,000, pursuant to that certain 7.5% Junior Subordinated Note Due January 6, 2005.

                  "DISTRIBUTION" means any distribution by any WSI Party with respect to its respective capital stock, whether in cash, securities or other property.

                  "EBITDA" means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, Consolidated Interest Expense, income tax expense, depreciation, amortization (including impairment charges against goodwill) and Workstream Administrative Expenses to the extent permitted to be paid hereunder; provided, that for each fiscal month set forth below, EBITDA shall be deemed to be the amount set forth below for such fiscal month:

                   --------------------------------- ---------------------------
                           FISCAL MONTH EBITDA
                   --------------------------------- ---------------------------
                   January 2002                             $131,000
                   --------------------------------- ---------------------------
                   February 2002                            $252,000
                   --------------------------------- ---------------------------
                   March 2002                               $541,000
                   --------------------------------- ---------------------------
                   April 2002                               $58,000
                   --------------------------------- ---------------------------
                   May 2002                                 $173,000
                   --------------------------------- ---------------------------
                   June 2002                                $276,000
                   --------------------------------- ---------------------------
                   July 2002                                $110,000
                   --------------------------------- ---------------------------
                   August 2002                              $200,000
                   --------------------------------- ---------------------------


                  "ENVIRONMENTAL AND SAFETY REQUIREMENTS" means all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any Hazardous Substance), each as amended and as now or hereafter in effect.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto) and any regulations promulgated thereunder, all as amended from time to time.

                  "ERISA AFFILIATE" means, with respect to any Person, any trade or business (whether or not incorporated) under common control with such Person and which, together with such Person, are treated as a single employer within the meaning of Section 414 of the Code. Unless otherwise provided herein, "ERISA Affiliate" refers to an ERISA Affiliate of any WSI Party.

                  "ERISA EVENT" means, as to any WSI Party or any ERISA Affiliate (i) a Reportable Event as defined in Section 4043 of ERISA and the regulations issued thereunder

(other than a Reportable Event for which notice has been waived by regulation),
(ii) the withdrawal of any WSI Party or any ERISA Affiliate from a Pension Plan in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed under Section 4062(e) of ERISA, (iii) the termination of a Pension Plan, the filing of notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Pension Plan by the PBGC, (v) the partial or complete withdrawal of any WSI Party or any ERISA Affiliate from a Multiemployer Plan, (vi) the imposition of a lien on any WSI Party or any ERISA Affiliate pursuant to Section 412 of the Code or Section 302 of ERISA, (vii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan to which any WSI Party or any ERISA Affiliate has any liability under Section 4241 or Section 4245 of ERISA, respectively, and
(viii) any event or condition which results in the termination of a Multiemployer Plan, or the institution by the PBGC of proceedings to terminate a Multiemployer Plan to which any WSI Party or any ERISA Affiliate has any liability under Section 4041A of ERISA or Section 4042 of ERISA, respectively.

                  "EVENT OF DEFAULT" has the meaning provided in SECTION 10.1 hereof.

                  "FEDERAL BANKRUPTCY CODE" means Title 11 of the United States Code.

                  "FINANCING DOCUMENTS" means this Agreement, the Note, the Warrant, the Stockholders Agreement, the Security Agreement, the Registration Agreement, the Loan Party Guaranty, the Intercreditor Agreements, the Pledge Agreements, the Collateral Assignment of Insurance, the Mortgage, the Solvency Certificate, the Certificate of Incorporation and each of the other agreements, documents and instruments executed in connection herewith and therewith (other than the Senior Loan Documents and the Tab Merger Documents).

                  "FIXED CHARGE COVERAGE RATIO" means, for any Computation Period, the ratio of (a) the total for such period of EBITDA minus the sum of
(i) all income taxes and tax distributions described in SECTION 6.1(ii) paid by the Company and its Subsidiaries during such period, (ii) all Workstream Administrative Expenses paid by the Company and its Subsidiaries during such period, and (iii) all Capital Expenditures of the Company and its Subsidiaries on a consolidated basis during such period TO (b) the sum for such period of (i) Consolidated Interest Expense paid in cash plus (ii) scheduled payments of principal of Total Debt; provided, however, that for purposes of calculating the Fixed Charge Coverage Ratio for the first four (4) Computation Periods following the Closing Date, (i) the Consolidated Interest Expense paid in cash shall be deemed to be the scheduled interest payments due and owing under the Note during the first year following the Closing Date plus all interest paid after the Closing Date other than interest on the Note and (ii) scheduled payments of principal on the Total Debt shall be deemed to be the scheduled principal payments due and owing under the Note during the first year following the Closing Date plus any other schedule principal payments made in respect of the Total Debt after the Closing Date.

                  "GAAP" means generally accepted accounting principles as promulgated by the Financial Accounting Standards Board, as in effect from time to time (subject to the provisions of SECTION 1.2 hereof).

                  "GUARANTEE" means any guarantee of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended (or continued) to one obligor on the basis of any promise of another Person, whether that promise is expressed in terms of an obligation to (i) pay the Indebtedness or other liabilities of such obligor, (ii) purchase an obligation owed by such obligor, (iii) purchase goods and services from such obligor pursuant to a take-or-pay contract, (iv) maintain the capital, working capital, solvency or general financial condition of such obligor or invest in the obligor, or (v) otherwise assure any creditor of such obligor against loss (including by way of an agreement to repurchase or reimburse), whether by direct or indirect agreement, contingent or otherwise, and whether or not any such arrangement is listed on the balance sheet of such other Person or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business. The amount of any Guarantee shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed or determined amount, the maximum amount guaranteed or supported.

                  "GUARANTOR" means each Person party to the Loan Party Guaranty from time to time.

                  "HAMILTON" has the meaning provided in the preamble hereof.

                  "HAZARDOUS SUBSTANCE" means anything that is a "hazardous substance" pursuant to CERCLA, anything that is a "solid waste" or "hazardous waste" pursuant to the federal Resource Conversation and Recovery Act, anything that is a "pollutant" pursuant to the Federal Water Pollution Control Act, anything that is a "hazardous chemical" pursuant to the federal Occupational Safety and Health Act, anything that is a "pesticide" pursuant to the Federal Insecticide, Fungicide, and Rodenticide Act, any petroleum product or byproduct, asbestos, polychlorinated biphenyl, noise or radiation.

                  "HEDGING OBLIGATION" means, with respect to any Person, any liability of such Person under any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

                  "HSM" has the meaning provided in the preamble hereof.

                  "HSM BALANCE SHEET" means the balance sheet of HSM after giving effect to the transactions contemplated hereby and each of the other Transaction Documents, attached hereto as EXHIBIT K.

                  "HSM NOTE" means that certain promissory note by HSM in favor of WSI dated as of the Closing Date in the original principal amount of $3,500,000.

                  "HSM PLEDGE AGREEMENT" means a pledge agreement by HSM in favor of the Purchaser in the form of EXHIBIT F-2 hereto, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

                  "HSM PROJECTIONS" means the projections of the income, balance sheet and cash flows of HSM for the six fiscal years ending through March 31, 2008, attached hereto as EXHIBIT M.

                  "INDEBTEDNESS" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt instrument, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business), (iv) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit, surety bonds and other similar instruments), (v) any obligations for which a Person is obligated pursuant to a Guarantee, (vi) any Capitalized Lease Obligations with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on such Person's assets whether or not such indebtedness shall have been assumed by such Person, (viii) obligations in respect of any unfunded pension plans and any unsatisfied obligation for Withdrawal Liability to a Multiemployer Plan (ix) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person, (x) all Hedging Obligations of such Person, (xi) all Indebtedness of any partnership of which such Person is a general partner, (xii) all obligations of such Person under any synthetic lease transaction, where such obligations are considered borrowed money indebtedness for tax purposes but the transaction is classified as an operating lease in accordance with GAAP, (xiii) all equity securities (or debt convertible into equity securities) that are mandatorily redeemable or redeemable at the option of the holder thereof, and (xiv) in the case of the Company and its Subsidiaries, the obligation of the Company to redeem the Warrant or Underlying Common Stock on the Exercise Date, but only to the extent the holder thereof has a present right to require such redemption.

                  "INDEMNITEES" has the meaning provided in SECTION 11.16 hereof.

                  "INTELLECTUAL PROPERTY RIGHTS" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and business names and registrations and applications for registration thereof, together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vii) domain and similar names, (viii) other intellectual property rights and
(ix) copies and tangible embodiments thereof (in whatever form or medium).

                  "INTERCREDITOR AGREEMENTS" means the Senior Intercreditor Agreement and the Dessy Intercreditor Agreement, collectively.

                  "INVESTMENT" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests, membership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

                  "IRS" means the United States Internal Revenue Service.

                  "KEY-MAN POLICY" has the meaning provided in SECTION 3.17 hereof.

                  "KNOWLEDGE" or "AWARE" means and includes the actual knowledge or awareness, after reasonably diligent inquiry, of Thaddeus S. Jaroszewicz, Michael Webster, Mark Dessy or John Bousted, or of their successors in their respective capacities.

                  "LATEST BALANCE SHEETS" has the meaning provided in SECTION 4.4(b) hereof.

                  "LIABILITIES" has the meaning provided in SECTION 11.16 hereof.

                  "LIENS" means any mortgage, pledge, security interest, encumbrance, lien, charge or other restriction of any kind whatsoever (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables of any Person with recourse against such Person, its Subsidiaries or Affiliates, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to any Person or any of its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement.

                  "LOAN PARTY GUARANTY" means a loan party guaranty by HSM and any other Guarantor that becomes a party thereto in the form of EXHIBIT D hereto as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the financial condition, operating results, assets, liabilities, operations, condition (financial or otherwise), business or prospects of the WSI Parties, taken as a whole, (b) the ability of the Borrowers to repay the Note or (c) the ability of any WSI Party to perform any of its obligations under the Securities or any of the Transaction Documents; provided, however, that in determining whether there has been a Material Adverse Effect, any adverse effect attributable to either of the following shall be disregarded: (i) the effects of the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any material disruption in commercial banking services; and (ii) the commencement of a war or police action by the United States.

                  "MATERIAL INDEBTEDNESS" means any Indebtedness under any indenture, loan agreement, note or other instrument which evidences Indebtedness in excess of $200,000 in principal amount which has been or hereafter may be issued or outstanding, and, in the case of Maverick and Hamilton, includes the Senior Debt.

                  "MAVERICK" has the meaning provided in the preamble hereof.

                  "MERGER PARTIES" means Tab, TALP and TAC.

                  "MORTGAGE" means a mortgage by Hamilton in favor of the Purchaser encumbering the real property located at Fairfield, Ohio, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

                  "MSTP" means MS TP Limited Partnership, a Delaware limited partnership.

                  "MSTP PLEDGE AGREEMENT" means a pledge agreement by MSTP in favor of the Purchaser with respect to its limited partnership interests in TALP and its ownership interests in the general partner of TALP in the form of EXHIBIT F-3 hereto as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

                  "MULTIEMPLOYER PLAN" means a "MULTIEMPLOYER PLAN" as defined in Section 4001(a)(3) of ERISA and to which any Person is making, is obligated to make, has made or been obligated to make contributions on behalf of participants who are or were employed by any of them or to which such person has any current or potential liability.

                  "NOTE" means the 14% Senior Subordinated Note of the Borrowers in favor of the Purchaser in an original aggregate principal amount of $7,000,000, in form and substance as set forth in EXHIBIT A attached hereto, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof, and any replacement or replacements therefor.

                  "OFFICER'S CERTIFICATE" means, with respect to any Person, a certificate (as to which there shall be no personal, as opposed to corporate, liability) signed by such Person's chief executive officer, president or chief financial officer on behalf of such Person, stating that (i) the officer signing such certificate has made or has caused to be made reasonable investigations to verify the accuracy of the information set forth in such certificate and (ii) based on such investigations, to that officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

                  "OPERATING LEASE" means for any Person any lease of property which would not be classified as a Capitalized Lease under GAAP consistently applied, other than a lease under which such Person is the lessor.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PENSION PLAN" means a "pension plan," as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in

Section 4001(a)(3) of ERISA), and to which any WSI Party or ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

                  "PERMITTED INDEBTEDNESS" means (i) with respect to Hamilton and Maverick, the Senior Debt, (ii) any Indebtedness incurred pursuant to the terms of this Agreement and the Transaction Documents, (iii) Indebtedness of any Borrower owed to any other Borrower, (iv) Indebtedness of the Company and its Subsidiaries under Capitalized Leases and purchase money Indebtedness of the Company and its Subsidiaries secured by Permitted Liens not in excess of $300,000 in the aggregate at any time outstanding, and (v) the Permitted Subordinated Indebtedness.

                  "PERMITTED LIENS" means:

                  (i) tax liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP consistently applied;

                  (ii) deposits or pledges made in connection with, or to secure payment of, utilities or similar services, workers' compensation, unemployment insurance, old age pensions or other social security obligations and statutory liens relating to employee wages;

                  (iii) (A) Liens arising in connection with Capitalized Leases of the Company and its Subsidiaries (and attaching only to the property being leased) and (B) purchase money security interests in any property acquired by the Company or any of its Subsidiaries, in each case securing Permitted Indebtedness not to exceed $300,000 in the aggregate at any time outstanding;

                  (iv) mechanics', materialmen's or contractors' liens or encumbrances or any similar lien or restriction for amounts not yet due and payable arising in the ordinary course of business by operation of law;

                  (v) easements, rights-of-way, restrictions and other similar charges and encumbrances not materially interfering with the ordinary conduct of the business of the Company and its Subsidiaries or materially detracting from the value of the assets of the Company and its Subsidiaries; and

                  (vi) Liens on the assets of the Company and its Subsidiaries outstanding on the date hereof which secure Permitted Indebtedness and which are described on the LIENS SCHEDULE.

                  "PERMITTED SUBORDINATED INDEBTEDNESS" means the Dessy Subdebt, provided that such Indebtedness is subordinated to the obligations of the Company and its Subsidiaries hereunder and under the Note in a manner acceptable to the Purchaser in its sole discretion.

                  "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof and any other entity.

                  "PLAN" means, with respect to any Person or any ERISA Affiliate, as required by the context at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which any Person or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "PLEDGE AGREEMENTS" means the Company Pledge Agreement, the HSM Pledge Agreement, and the MSTP Pledge Agreement, collectively.

                  "POTENTIAL EVENT OF DEFAULT" means any event or occurrence which with the mere passage of time or the giving of notice or both would constitute an Event of Default.

                  "PURCHASER" has the meaning provided in the preamble hereof.

                  "PURCHASER REPRESENTATIVE" means a representative of the Purchasers, in the case of there being more than one Purchaser, which initially shall be BOMC.

                  "QUALIFIED PLAN" means an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is intended to be tax-qualified under
Section 401(a) of the Code, and which any WSI Party or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "QUALIFIED PUBLIC OFFERING" means the consummation of an underwritten public offering pursuant to an effective registration statement filed by the Company (or any successor entity to the Company) with the Securities and Exchange Commission under the Securities Act with respect to common equity of the Company (or any successor entity) with gross proceeds (less underwriting commission, fees and discounts) to the Company of at least $15,000,000.

                  "REGISTRATION AGREEMENT" means a registration rights agreement by and between the Company and the Purchaser in the form of EXHIBIT C attached hereto, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

                  "REGULATORY PROBLEM" means any transaction, circumstance or situation whereby (i) a Person and such Person's Affiliates would own, control or have power over a quantity of securities of any kind issued by the Company or any other entity greater than is permitted under any requirement of any governmental authority, or (ii) it has been asserted by any governmental regulatory agency (or such Person reasonably believes, after consultation with legal counsel, that there is a risk of such assertion) that such Person and its Affiliates are not entitled to hold, or exercise any significant right with respect to, the Warrants or Underlying Common Stock held by such Person.

                  "RELEASE" has the meaning set forth in CERCLA.

                  "REPORTABLE EVENT" means any of the events listed in Section 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA.

                  "RESTRICTED JUNIOR PAYMENTS" means (a) any Distribution or Stock Purchase, (b) any dividend, distribution, or other payment made, any liability incurred, or any other consideration given for the purchase, conversion, exchange, acquisition, redemption, or retirement of any class of capital stock of any WSI Party, upon exercise of any stock or capital appreciation rights or as a dividend, distribution, return of capital, redemption of options, or other distribution of any kind on any class of capital stock of any WSI Party outstanding at any time, (c) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, sinking fund, or similar payment, purchase or other acquisition for value, direct or indirect (i) of any Indebtedness other than the Senior Debt (in accordance with the Senior Intercreditor Agreement) and the Note or (ii) on any class of capital stock of any WSI Party now or hereafter outstanding, or the issuance of a notice of an intention to do any of the foregoing, (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire shares of any class of capital stock of the Company or any of its Subsidiaries now or hereafter outstanding and (e) any payment by any WSI Party of (i) any management fees and other management charges, fees and reimbursement for expenses, consulting fees or any similar fees, whether pursuant to a management agreement or otherwise and whether to an Affiliate or otherwise, or (ii) any expenses, salary and benefits and other items included in the Workstream Administrative Expenses.

                  "RESTRICTED SECURITIES" means (i) the Securities issued hereunder, (ii) the Underlying Common Stock, (iii) any securities issued upon conversion or exchange of the securities referred to in clauses (i) and (ii) above, and (iv) any securities issued with respect to the securities referred to in clauses (i), (ii) or (iii) above by way of a distribution or split or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in SECTION 11.3 have been delivered by the Company in accordance with SECTION 7. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company or the applicable Borrower, as the case may be, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in SECTION 11.3.

                  "SECURITIES" means the Note and the Warrant issued and sold to the Purchaser hereunder, and also means and includes the Underlying Common Stock.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

                  "SECURITIES AND EXCHANGE COMMISSION" includes any governmental body or agency succeeding to the functions thereof.

                  "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

                  "SECURITY AGREEMENT" means a security agreement by the Borrowers in favor of the Purchaser in the form of EXHIBIT E hereto as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

                  "SENIOR DEBT" shall mean the aggregate "Liabilities," as such term is defined in each of the Senior Loan Agreements, together with (a) to the extent constituting a Permitted Refinancing (as such term is defined in the Senior Intercreditor Agreement), all complete or partial refinancings of the Liabilities, (b) to the extent constituting a Permitted Refinancing, any amendments, modifications, renewals or extensions thereof and (c) any interest, fees, costs or expenses accruing thereon or incurred with respect thereto after the commencement of an Insolvency or Liquidation Proceeding (as such term is defined in the Senior Intercreditor Agreement), without regard to whether or not such interest, fee, cost or expense is an allowed claim; PROVIDED, HOWEVER, that in no event shall the principal amount of the Senior Debt exceed the sum of $1,000,000, reduced by the amount of any permanent commitment reductions under the Senior Loan Agreements to the extent that such reductions may not be reborrowed; PROVIDED FURTHER, that no refinancing or replacement of the Senior Debt shall amend, modify, extend or renew any of the Senior Loan Documents except in compliance with the provisions of the Senior Intercreditor Agreement.

                  "SENIOR INTERCREDITOR AGREEMENT" means a subordination and intercreditor agreement by and among the Borrowers, the Senior Lender and the Purchaser in form and substance as set forth in EXHIBIT G-1 attached hereto, as the same may be amended, restated, amended and restated, supplemented or otherwise modified in accordance with the terms hereof and thereof.

                  "SENIOR LENDER" means LaSalle Bank National Association.

                  "SENIOR LOAN AGREEMENTS" means that certain Loan and Security Agreement dated as of March 28, 1997, as amended through the date hereof, by and between Hamilton and the Senior Lender, and that certain Loan and Security Agreement dated as of January 5, 1998, as amended through the date hereof, by and between Maverick and the Senior Lender, and any amendment or modification thereto from time to time in accordance with the provisions of this Agreement and the Senior Intercreditor Agreement, provided, however, that any Indebtedness under the Senior Loan Agreements shall be considered "Senior Debt" hereunder only to the extent that such Indebtedness is incurred under a formula-based revolving credit facility (which may include a term component).

                  "SENIOR LOAN DOCUMENTS" means the Senior Loan Agreements, including all notes issued thereunder and all other agreements and instruments (including collateral documents) entered into in connection therewith, all as originally executed and as amended, modified, extended, renewed, refinanced or replaced from time to time in accordance with the provisions of the Senior Intercreditor Agreement.

                  "SOLVENCY CERTIFICATE" means a solvency certificate (as to which there shall be no personal, as opposed to corporate, liability) from the chief executive officer of the Borrowers, in the form of EXHIBIT H attached hereto, addressed to the Purchaser and dated the Closing Date.

                  "STOCKHOLDERS AGREEMENT" means a Stockholder Agreement by and among HSM, the Company and the Purchaser in form and substance satisfactory to the Purchaser.

                  "STOCK PURCHASE" means any redemption, acquisition, purchase or other retirement of any capital stock of any WSI Party (including preferred stock) or of any warrants, rights or other options to purchase such capital stock, other than upon any conversion thereof into or exchange thereof for other shares or other equity interests of the same class or tenor of such Person's capital stock.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control (or have the power to be or control) a managing director, manager or general partner of such limited liability company, partnership, association or other business entity.

                  "TAB" means Tab Products Co., a Delaware corporation, both before and after giving effect to the Tab Merger.

                  "TAB MERGER" means the merger of TAC with and into Tab pursuant to the Tab Merger Agreement, with Tab being the survivor of such merger.

                  "TAB MERGER AGREEMENT" means that certain Merger Agreement dated as of July 29, 2002 by and among the Tab Merger Parties.

                  "TAB MERGER DOCUMENTS" means the Tab Merger Agreement and all other agreements and instruments entered into in connection therewith, other than the Financing Documents and the Senior Loan Documents.

                  "TAC" means T Acquisition Co., a Delaware corporation, and Wholly Owned Subsidiary of TALP.

                  "TALP" means T Acquisition L.P., a Delaware limited partnership.

                  "TAX" or "TAXES" means any federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, membership interest, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

                  "TAX RETURN" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

                  "TITLE IV PLAN" means a Pension Plan which is covered by Title IV of ERISA.

                  "TOTAL DEBT" means all Indebtedness together with all accrued and unpaid interest thereon of the Company and its Subsidiaries, determined on a consolidated basis.

                  "TOTAL DEBT TO EBITDA RATIO" means for any Computation Period, the ratio of (a) Total Debt less cash and cash equivalents of the Company and its Subsidiaries as of the last day of the Computation Period minus the Dessy Subdebt to (b) EBITDA for such Computation Period; provided that notwithstanding anything in GAAP to the contrary, for purposes of calculating the Total Debt to EBITDA Ratio, the amount of Total Debt shall be the face amount of such Total Debt.

                  "TRANSACTION DOCUMENTS" means the Financing Documents, the Senior Loan Documents, the Tab Merger Documents and each of the other agreements, documents and instruments expressly contemplated hereby and thereby.

                  "TRANSACTION PARTY" means each of HSM, MSTP, the Company, Hamilton, Maverick and the Merger Parties.

                  "UNDERLYING COMMON STOCK" means (i) the Common Stock issued or issuable upon exercise of the Warrants, (ii) any Common Stock issued or issuable upon conversion or exchange of the securities referred to in clause(i) above,
(iii) any other Common Stock purchased or otherwise acquired by any Purchaser or other holder of Securities and (iv) any Common Stock issued or issuable with respect to the securities referred to in clauses (i), (ii) and (iii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Underlying Common Stock, such shares will cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by the Company or any of its Subsidiaries.

                  "WARRANT" means a stock purchase warrant of the Company in favor of the Purchaser in the form of EXHIBIT B hereto as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereto.

                  "WHOLLY OWNED SUBSIDIARY" means, with respect to any Person, a Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly Owned Subsidiary of such Person.

                  "WITHDRAWAL LIABILITY" means, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans.

                  "WORKSTREAM ADMINISTRATIVE EXPENSES" means the salary, benefits and expenses of Thaddeus S. Jaroszewicz and John Bousted and other administrative items that are charged and have historically been charged to the Company's "Workstream Administrative Department;" provided that for each of the fiscal months of September 2001 through and including August 2002, Workstream Administrative Expenses shall be deemed to have been $16,667 per such fiscal month.

                  "WSI PARTIES" means, collectively, HSM, the Company and each of its Subsidiaries.

         1.2 ACCOUNTING PRINCIPLES. The classification, character and amount of all assets, liabilities, capital accounts and reserves and of all items of income and expense to be determined, and any consolidation or other accounting computation to be made, and the interpretation of any definition containing any financial term, pursuant to this Agreement shall be determined and made in accordance with GAAP; provided that if because of a change in GAAP after the date of this Agreement any WSI Party would be required to alter a previously utilized accounting principle, method or policy in order to remain in compliance with GAAP, such determination shall be made in accordance with GAAP, and, for the purposes of this Agreement and all computations hereunder, continue to be made in accordance with the such WSI Party's previous accounting principles, methods and policies.

         1.3 OTHER INTERPRETIVE MATTERS. In this Agreement, the Note and each other Financing Document to which the Purchaser or any WSI Party is a party, unless a clear contrary intention appears: (i) the singular number includes the plural number and vice versa; (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Financing Document, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (iii) reference to any gender includes each other gender; (iv) reference to any agreement (including this Agreement and the Schedules hereto), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof (and without giving effect to any amendment or modification that would not be permitted in accordance with the terms hereof); (v) reference to any applicable law means such applicable law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any particular provision of any applicable law shall be interpreted to include any revision of or successor to that provision regardless of how numbered or classified; (vi) reference to any Article, Section or Exhibit means such Article or Section hereof or such Exhibit hereto; (vii) "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof; (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; (ix) relative to the determining of any period of time, "from" means "from and including" and "to" and "through" mean "to and including"; (x) "or", "either" and "any" are not exclusive; and (xi) references to any Subsidiary of a Person shall be given effect only at such times as such Person has one or more Subsidiaries.

2.                Authorization and Closing.

         2.1 AUTHORIZATION OF THE SECURITIES. The Borrowers have authorized the issuance and sale to the Purchaser of the Note. The Company has authorized the issuance and sale to the Purchaser of the Warrant, which represents 26.00% of the aggregate capital stock of the Company on a fully diluted basis at the time of exercise.

         2.2 PURCHASE AND SALE OF THE SECURITIES. At the Closing, the Borrowers shall sell to the Purchaser and, subject to the terms and conditions set forth herein, the Purchaser shall purchase from the Borrowers, the Note in the aggregate principal amount of $7,000,000 for a purchase price equal to $6,000,000. At the Closing, the Company shall sell to the Purchaser and, subject to the terms and conditions set forth herein, the Purchaser shall purchase from the Company the Warrant representing 26.00% of the outstanding aggregate capital stock of the Company on a fully diluted basis at the time of exercise for a purchase price equal to $1,000,000.

         2.3 THE CLOSING. The Closing shall take place at the offices of Jones, Day, Reavis & Pogue, Cleveland, Ohio on the "Closing Date" under the Tab Merger Agreement (of which date Borrowers shall give Purchaser not less than five (5) Business Days prior written notice), but in no event later than November 30, 2002, or at such other place or on such other date as may be mutually agreeable to the Company and the Purchaser. At the Closing, the Company and the Borrowers shall deliver to the Purchaser instruments evidencing the Securities to be purchased by the Purchaser, issued in the name of the Purchaser or its nominee(s), upon payment of the purchase price thereof by wire transfer of immediately available funds, to an account designated by the Company at least three (3) Business Days prior to the Closing, in the aggregate amount of $7,000,000 (net of fees and pursuant to SECTION 3.18).

3. CONDITIONS OF THE PURCHASER'S OBLIGATION AT THE CLOSING. The obligation of the Purchaser to purchase and pay for the Securities to be issued at the Closing is subject to the fulfillment as of the Closing Date, but in no event later than November 30, 2002, of the following conditions to the Purchaser's satisfaction in its sole discretion:

         3.1 REPRESENTATIONS, WARRANTIES AND COVENANTS; NO EVENT OF DEFAULT. The representations and warranties contained in SECTION 4 hereof shall be true and correct at and as of the Closing Date (both immediately prior to and immediately after giving effect to the transactions contemplated by the Transaction Documents) as though then made, and each of the Transaction Parties shall have performed all of the covenants required to be performed by them hereunder and under the other documents, agreements and instruments executed in connection herewith that are to be complied with or performed by such Transaction Party on or prior to the Closing Date, and there shall not exist any Event of Default or Potential Event of Default.

         3.2 CLOSING DOCUMENTS. The Transaction Parties shall have delivered to the Purchaser all of the following documents:

                  (i) the Note, duly completed and executed by the Borrowers;

                  (ii) the Warrant, duly completed and executed by the Company;

                  (iii) an Officer's Certificate of the WSI Parties, dated the Closing Date, stating that the conditions specified in SECTION 2 and
         SECTION 3 have been satisfied;

                  (iv) certified copies of the resolutions duly adopted by each Transaction Party authorizing the execution, delivery and performance of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities, the reservation for issuance upon exercise of the Warrant of the number of shares of the Class B Common Stock issuable upon exercise of the Warrant and the number of shares of Class A Common Stock issuable upon conversion of the Class B Common Stock, and the consummation of all other transactions contemplated by this Agreement;

                  (v) certificates of the secretaries of each Transaction Party certifying the names and the signatures of the officers of each such Transaction Party authorized to sign the Transaction Documents and each of the other agreements, documents and instruments contemplated hereby;

                  (vi) certified copies of each Transaction Party's certificate or articles of incorporation and by laws or regulations, or other organizational documents, each as in effect on the Closing Date, and in each case in form and substance acceptable to the Purchaser;

                  (vii) certificates of good standing (or the local law equivalent) of each Transaction Party, dated not more than ten days prior to the Closing Date, issued by the Secretary of State of the state of incorporation, formation or organization of such Person and such other jurisdictions where such Person owns property or conducts business;

                  (viii) certified copies of the Tab Merger Documents, the Senior Loan Documents and each other Transaction Document, each as in effect on the Closing Date;

                  (ix) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including all blue sky law filings and waivers of all preemptive rights and rights of first refusal);

                  (x) a list after giving effect to the transactions contemplated by this Agreement of (x) the name of each Person serving as a director on the board of directors of each WSI Party, (y) the name and title of each WSI Party's officers and (z) the name of each stockholder of each WSI Party setting forth the number and class of shares held by each such stockholder; and

                  (xi) such other documents relating to the transactions contemplated by this Agreement as the Purchaser or its special counsel may reasonably request.

         3.3 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation shall be in form and substance satisfactory to the Purchaser and shall be in full force and effect under the laws of the State of Delaware as of the Closing Date.

         3.4 STOCKHOLDERS AGREEMENT. HSM, the Company and the Purchaser shall have entered into the Stockholders Agreement, and such agreement shall be in full force and effect as of the Closing Date.

         3.5 REGISTRATION AGREEMENT. The Company and the Purchaser shall have entered into the Registration Agreement, and such agreement shall be in full force and effect as of the Closing Date.

         3.6 SECURITY AGREEMENT. The Borrowers shall have duly authorized, executed and delivered the Security Agreement, the Security Agreement shall be in full force and effect as of the Closing Date, the Purchaser shall have a valid perfected security interest in the collateral described therein, and proper financing statements in respect thereof shall have been recorded in each applicable filing office.

         3.7 LOAN PARTY GUARANTY. HSM shall have duly authorized, executed and delivered the Loan Party Guaranty, and the Loan Party Guaranty shall be in full force and effect as of the Closing Date.

         3.8 PLEDGE AGREEMENT. Each of the Company, HSM and MSTP shall have duly authorized, executed and delivered the Pledge Agreement to which it is a party, together with all certificates representing the capital stock pledged thereunder, and each such Pledge Agreement shall be in full force and effect as of the Closing Date.

         3.9 INTERCREDITOR AGREEMENTS. The Borrowers, the Senior Lender and the Purchaser shall have entered into the Senior Intercreditor Agreement, and the Senior Intercreditor Agreement shall be in full force and effect as of the Closing Date. Dessy, Maverick, the Company and the Purchaser shall have entered into the Dessy Intercreditor Agreement, and the Dessy Intercreditor Agreement shall be in full force and effect as of the Closing Date.

         3.10 SOLVENCY CERTIFICATE. The Purchaser shall have received the Solvency Certificate from the chief executive officer of the Borrowers dated the Closing Date.

         3.11 OPINION OF THE COMPANY'S COUNSEL. The Purchaser shall have received from Keating, Muething & Klekamp, PLL, counsel for the WSI Parties, an opinion addressed to the Purchaser, dated the Closing Date, in form and substance satisfactory to the Purchaser.

         3.12 CONSOLIDATED BALANCE SHEET AND PROJECTIONS. The Purchaser shall have received the Company Balance Sheet, the Company Projections, the HSM Balance Sheet and the HSM Projections.

         3.13 SENIOR LOAN AGREEMENTS. The Company and the Senior Lender shall have entered into the Senior Loan Agreements providing for revolving loans to Hamilton and Maverick of up to $1,000,000 in the aggregate in form and substance satisfactory to the Purchaser, and the Senior Loan Agreements shall be in full force and effect as of the Closing

Date and shall not have been amended or modified. No revolving loans shall be outstanding on the Closing Date to Hamilton or Maverick, and Hamilton and Maverick, collectively, shall have unused availability on the Closing Date under the Senior Loan Agreements of at least $975,000.

         3.14 INVESTMENTS. The Company shall have repaid to HSM that certain Promissory Note in the amount of $3,500,000 dated as of March 28, 1997 by the Company in favor of HSM, HSM shall have issued the HSM Note to the Company, and HSM and MSTP shall have made investments in TALP in the amounts of $7,000,000 and $3,000,000, respectively, and all such notes and investments shall be in form and substance acceptable to the Purchaser.

         3.15 TAB MERGER AGREEMENT. The Tab Merger Agreement shall be in form and substance satisfactory to the Purchaser, shall be in full force and effect as of the Closing Date, and shall not have been amended or modified. The conditions set forth in the Tab Merger Agreement shall have been satisfied in full (without reliance on any waiver by HSM, MSTP, TALP or TAC), and the Tab Merger shall have been consummated in accordance with the terms of the Tab Merger Agreement and all applicable laws.

         3.16 TAB MERGER OPINIONS. The Purchaser shall have received copies of all opinions delivered in connection with the Tab Merger, together with reliance letters with respect to such original opinions.

         3.17 KEY-MAN LIFE INSURANCE. The Company shall have obtained a key-man life insurance policy on the life of Thaddeus S. Jaroszewicz in the face amount of $3,500,000 (the "KEY-MAN POLICY"), which policy shall be in full force and effect as of the Closing Date. Such insurance policy shall name the Company and the Purchaser as beneficiaries and shall provide that such insurance policies may not be canceled unless the insurance carrier gives at least 30 days prior written notice of such cancellation to the Purchaser. The Company shall have entered into, and the insurance company shall have acknowledged, the Collateral Assignment of Insurance with respect to the face amount of the Key-Man Policy, and the Collateral Assignment of Insurance shall be in full force and effect as of the Closing Date.

         3.18 CLOSING FEES AND EXPENSES. The Company and the Borrowers shall have (i) paid to the Purchaser a commitment fee in the aggregate amount of $140,000 in connection with the sale and purchase of the Securities and (ii) reimbursed the Purchaser for the fees and expenses as provided in SECTION 11.1 hereof.

         3.19 SALE OF SECURITIES TO THE PURCHASER. Each of the Company and the Borrowers shall have sold to the Purchaser the Securities to be purchased by the Purchaser hereunder at the Closing Date.

         3.20 SECURITIES LAW COMPLIANCE. Each of the Company and the Borrowers shall have made all filings under all applicable federal and state securities laws that, assuming the truth and correctness of Purchaser's representations and warranties in SECTION 11.3 hereof, are necessary to consummate the issuance of the Securities pursuant to this Agreement and the issuance of the Underlying Common Stock upon exercise of the Warrant and the conversion of Class B Common Stock into Class A Common Stock in compliance with such laws.

         3.21 EXISTING INDEBTEDNESS. The outstanding amount of the Indebtedness of the Borrowers described on the attached "USE OF PROCEEDS SCHEDULE" shall have been paid in full as of the Closing Date, including, without limitation, the existing Indebtedness of the Company in the original principal amount of $3,500,000 to HSM pursuant to the promissory note dated March 28, 1997 and the Indebtedness of Hamilton and Maverick to LaSalle (other than the revolver component of the Senior Debt, which in any event shall be undrawn at closing and other than the outstanding letters of credit in the amount of $15,000 and $10,000 issued by the Senior Lender), and the Borrowers shall have received appropriate payoff letters, lien releases and other documents satisfactory in form and substance to the Purchaser. On the Closing Date, no Borrower shall have any Indebtedness outstanding other than Permitted Indebtedness.

         3.22 PROCEEDINGS. All proceedings taken or required to be taken by the Transaction Parties in connection with the transactions contemplated hereby to be consummated on or prior to the Closing Date and all documents incident thereto shall be satisfactory in form and substance to the Purchaser and its special counsel.

         3.23 DUE DILIGENCE. The Purchaser shall be satisfied in its sole discretion with the results of its legal, environmental, insurance, tax and accounting due diligence regarding the Transaction Parties.

         3.24 NO MATERIAL ADVERSE CHANGE. Since March 31, 2002, there shall have been no material adverse change in the operating results, assets, liabilities, operations, condition (financial or otherwise), business prospects, employee relations or customer or supplier relations of the Transaction Parties; PROVIDED, HOWEVER, that in determining whether there has been a material adverse change, any adverse change attributable to either of the following shall be disregarded: (i) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any material disruption in commercial banking services; and (ii) the commencement of a war or police action by the United States; and PROVIDED, FURTHER, that a material adverse change shall be deemed to have occurred if EBITDA measured on a cumulative basis for the current fiscal year of the Borrowers fails for the periods set forth below to be greater than the amount set forth below:



                  --------------------------------- ----------------------------
                   Fiscal Year to Date through the     Cumulative EBITDA
                          month ended:
                  --------------------------------- ----------------------------
                  June                                          $431,100
                  --------------------------------- ----------------------------
                  July                                          $613,200
                  --------------------------------- ----------------------------
                  August                                        $813,200
                  --------------------------------- ----------------------------
                  September                                    $1,063,200
                  --------------------------------- ----------------------------
                  October                                      $1,288,200
                  --------------------------------- ----------------------------

                  --------------------------------- ----------------------------
                  November                                     $1,513,200
                  --------------------------------- ----------------------------
                  December                                     $1,794,500
                  --------------------------------- ----------------------------


         3.25 COMPLIANCE WITH APPLICABLE LAWS. The purchase of the Securities by the Purchaser hereunder shall not be prohibited by any applicable law or governmental rule or regulation and shall not subject the Purchaser to any penalty, liability or, in the Purchaser's sole judgment, other onerous condition under or pursuant to any applicable law or governmental rule or regulation, and the purchase of the Securities by the Purchaser hereunder shall be permitted by laws, rules and regulations of the jurisdictions and governmental authorities and agencies to which the Purchaser is subject.

         3.26 MORTGAGE. Hamilton shall have duly authorized, executed and delivered the Mortgage, in form and substance acceptable to the Purchaser, and the Mortgage shall be in full force and effect as of the Closing Date.

         3.27 LIEN SEARCHES. The Purchaser shall have received appropriate lien searches of recent date on each Transaction Party in each relevant jurisdiction, such lien searches to be in form and substance acceptable to the Purchaser.

         3.28 WAIVER. Any condition specified in this SECTION 3 may be waived if consented to by the Purchaser; provided that no such waiver shall be effective against the Purchaser unless it is set forth in a writing specifically referring to this Agreement and executed by the Purchaser.

4. REPRESENTATIONS AND WARRANTIES OF THE WSI PARTIES. As a material inducement to the Purchaser to enter into this Agreement and purchase the Securities hereunder, each of the WSI Parties hereby represents and warrants to the Purchaser that each of the following statements are true, complete and correct as of the date of this Agreement and will be true, complete and correct as of the Closing both before and after giving effect to the Tab Merger and the other transactions contemplated by the Transaction Documents to occur on the Closing Date:

         4.1 ORGANIZATION, POWER AND LICENSES. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. Hamilton is a corporation duly incorporated, validly existing and in good standing under the laws of Ohio and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify except where the failure to be so qualified would not have a Material Adverse Effect. Maverick is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify except where the failure to be so qualified would not have a Material Adverse Effect. HSM is a limited partnership duly formed, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. MSTP is a is a limited partnership duly formed, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. Each Transaction Party possesses all requisite power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement after giving effect to the transactions contemplated by the Transaction Documents. The copies of each Transaction Party's certificate or articles of incorporation and regulations or bylaws or other organizational documents which have been furnished to the Purchaser's special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are true, correct and complete.

         4.2      CAPITALIZATION AND RELATED MATTERS.

                  (i) The attached CAPITALIZATION SCHEDULE accurately sets forth the following information with respect to the capitalization of the WSI Parties and MSTP as of the Closing and immediately thereafter: (1) the authorized number of shares (or other units) of each class of capital stock, (2) the number of shares (or other units) of each class of capital stock issued and outstanding, (3) the number of shares (or other units) of each class of capital stock reserved for issuance upon exercise of options, warrants or convertible securities, (4) the name of each holder of capital stock and the number of shares (or other units) and percentage interest owned by each such holder (or in the case of a partnership, the name of each general and limited partner and the percentage of partnership interests owned by each such partner) and
         (5) with respect to all outstanding options and rights to acquire capital stock: the holder, the number and class of shares (or other units) covered, the exercise price and the expiration date. As of the Closing Date, none of MSTP or any WSI Party shall have outstanding any capital stock or securities convertible or exchangeable for any of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any securities convertible into or exchangeable for any capital stock or any equity appreciation rights or phantom equity plans or registration rights for its capital stock, except as set forth on the CAPITALIZATION SCHEDULE. As of the Closing Date, none of MSTP or any WSI Party shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on the CAPITALIZATION SCHEDULE. As of the Closing, all of the capital stock of each WSI Party shall be validly issued, fully paid and nonassessable and all such shares (or other units) of capital stock are owned free and clear of all Liens other than Liens in favor of the Purchaser created pursuant to the Financing Documents. The Common Stock issuable upon the exercise of the Warrant will, when issued, be duly authorized and validly issued, fully paid and nonassessable.

                  (ii) There are no statutory or contractual preemptive rights or rights of refusal with respect to the issuance of the Securities hereunder or the issuance of the Common Stock upon exercise of the Warrant. Assuming the truth and correctness of Purchaser's warranties and representations in Section 11.3 hereof, no WSI Party has violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Securities hereunder and the issuance of the Common Stock upon exercise of the Warrant do not require registration under the Securities Act or any applicable state securities laws. There are no agreements among the Company's shareholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except for the Stockholders Agreement. Other than the Agreement of Limited Partnership of HSM, as amended through the date hereof, there are no agreements between HSM's partners with respect to the voting or transfer of HSM's capital stock or with respect to any other aspect of HSM's affairs.

         4.3 AUTHORIZATION; NO BREACH. The execution, delivery and performance of each of the Transaction Documents to which any Transaction Party is a party have been duly authorized by each such Transaction Party. Each of the Transaction Documents to which any Transaction Party is a party each constitutes a valid and binding obligation of such Transaction Party, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (whether enforcement is sought in equity or at law). The execution and delivery by each Transaction Party of each of the Transaction Documents to which any Transaction Party is a party, the offering, sale and issuance of the Securities hereunder, the issuance of the Common Stock upon exercise of the Warrant, the issuance of Class A Common Stock upon conversion of the Class B Common Stock, the issuance of nonvoting securities in exchange for voting securities pursuant to SECTION 8 or otherwise in accordance with the Transaction Documents, and the fulfillment of and compliance with the respective terms hereof and thereof by the Transaction Parties, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Lien upon any Transaction Party's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any third party, court or administrative or governmental body or agency pursuant to, the articles or certificate of incorporation, regulations or bylaws or other charter or organizational documents of any Transaction Party, or any law, statute, rule or regulation to which any Transaction Party is subject (including any usury laws applicable to the Note), or any material agreement, instrument, order, judgment or decree to which any Transaction Party is subject. Except as set forth on the RESTRICTIONS SCHEDULE, no Subsidiary of the Company is subject to any restrictions upon making loans or advances or paying Distributions to, transferring property to, or repaying any Indebtedness owed to any WSI Party. HSM is not subject to any restrictions upon making loans or advances or paying Distributions to, transferring property to, or repaying any Indebtedness owed to the Company.

         4.4 FINANCIAL STATEMENTS. (i) Attached hereto as the FINANCIAL STATEMENTS SCHEDULE are the following financial statements:

                       (a) the audited balance sheets of HSM and the audited consolidated balance sheets of the Company and its Subsidiaries, in each case as of March 31, 2001 and March 31, 2002, and the related statements of income and cash flows (or the equivalent) for the respective twelve-month periods then ended;

                       (b) the unaudited balance sheet of HSM and the unaudited consolidated balance sheet of the Company and its Subsidiaries, in each case as of June 29, 2002 (collectively, the "LATEST BALANCE SHEETS"), and the related statements of income and cash flows (or the equivalent) for the period then ended.

                  (ii) Each of the foregoing financial statements (including in all cases the notes thereto, if any) (a) is accurate and complete, is consistent with the books and records of the WSI Parties (which, in turn, are accurate and complete), (b) has been prepared in accordance with GAAP consistently applied and (c) presents fairly in all material respects the consolidated financial condition, results of operations and cash flows of the WSI Parties to which it relates in accordance with GAAP consistently applied as of the dates and for the periods set forth therein.

                  (iii) Except as set forth on the FINANCIAL STATEMENTS SCHEDULE, the accounts receivable shown on the Latest Balance Sheets and all accounts receivable reflected on each WSI Party's books and records that have arisen subsequent to the date of the Latest Balance Sheets have been collected or, to each WSI Party's knowledge, are collectible at the amount shown on such Latest Balance Sheets or such books and records (less the allowance in the aggregate for doubtful accounts shown thereon or in such books and records) and such accounts receivable are not subject to any known offsets or defenses (whether or not meritorious). Except as set forth in the Financial Statements Schedule, the inventories shown on the Latest Balance Sheets represent quantities on hand as of the date thereof, are of a quality and quantity usable and saleable in the ordinary course of business, and are valued on the FIFO basis consistent with that at the end of prior periods.

         4.5 FINANCIAL STATEMENTS AND PROJECTIONS. (i) The Company Balance Sheet as of March 31, 2002 is complete and correct and presents fairly in all material respects the consolidated financial condition of the Company and its Subsidiaries as of such date as if the transactions contemplated by this Agreement and the other Transaction Documents had occurred immediately prior to such date.

                  (ii) The HSM Balance Sheet as of March 31, 2002 is complete and correct and presents fairly in all material respects the financial condition of HSM as of such date as if the transactions contemplated by this Agreement and the other Transaction Documents had occurred immediately prior to such date.

                  (iii) The Company Projections are a true, correct and complete copy of the latest projections of the consolidated income, balance sheet and cash flows of the Company and its Subsidiaries for the six fiscal years ending through March 31, 2008. The Company Projections are based on, and have been prepared on the basis of, the assumptions of the Company and its Subsidiaries set forth therein, which assumptions are fair and reasonable in light of the historical financial performance of the Company and its Subsidiaries and of current and reasonably foreseeable business conditions and reflect the reasonable estimate of the Company and its Subsidiaries of the results of operations and other information projected therein. The Company and its Subsidiaries are not aware of any facts or conditions which would cause them to believe that the financial results set forth in the projections will not be achievable.

                  (iv) The HSM Projections are a true, correct and complete copy of the latest projections of the income, balance sheet and cash flows of HSM for the six fiscal years ending through March 31, 2008. The HSM Projections are based on, and have been prepared on the basis of, the assumptions of HSM set forth therein, which assumptions are fair and reasonable in light of the historical financial performance of HSM and of current and reasonably foreseeable business conditions and reflect the reasonable estimate of HSM of the results of operations and other information projected therein. HSM is not aware of any facts or conditions which would cause it to believe that the financial results set forth in the projections will not be achievable.

         4.6 ABSENCE OF UNDISCLOSED LIABILITIES. No WSI Party has any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to any WSI Party, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the Latest Balance Sheets (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheets in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and (iii) other liabilities and obligations expressly disclosed on the attached LIABILITIES SCHEDULE.

         4.7 NO MATERIAL ADVERSE CHANGE. Since the date of the Latest Balance Sheets, there has been no material adverse change in the operating results, assets, liabilities, operations, business, condition (financial or otherwise), prospects, employee relations or customer or supplier relations of the WSI Parties, taken as a whole; provided, however, that in determining whether there has been any material adverse change, any adverse change attributable to either of the following shall be disregarded: (i) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any material disruption in commercial banking services; and (ii) the commencement of a war or police action by the United States.

         4.8 ABSENCE OF CERTAIN DEVELOPMENTS. Except as expressly contemplated by this Agreement or as set forth on the attached DEVELOPMENTS SCHEDULE, since the date of the Latest Balance Sheets, no WSI Party has:

                      (a) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

                      (b) borrowed any amount or incurred or become subject to any liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

                      (c) discharged or satisfied any Lien or paid any obligation or liability, other than current liabilities paid in the ordinary course of business;

                      (d) declared or made any payment or distribution of cash or other property to its shareholders, partners or other equityholders with respect to its capital stock or other equity securities or purchased or redeemed any of its capital stock or other equity securities (including any warrants, options or other rights to acquire its capital stock or other equity securities);

                      (e) mortgaged or pledged any of its properties or assets or subjected them to any Lien, except Permitted Liens;

                      (f) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any debts or claims;

                      (g) sold, assigned or transferred any Intellectual Property Rights or other intangible assets, or disclosed any proprietary confidential information to any Person;

                      (h) suffered any extraordinary losses or waived any rights of value, whether or not in the ordinary course of business or consistent with past practice;

                      (i) made Capital Expenditures or commitments therefor that aggregate in excess of $130,000;

                      (j) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons in excess of $5,000 in the aggregate;

                      (k) suffered any damage, destruction or casualty loss exceeding in the aggregate $25,000, whether or not covered by insurance;

                      (l) made any Investment in or taken steps to incorporate any Subsidiary;

                      (m) entered into any other material transaction, whether or not in the ordinary course of business; or

                      (n) agreed to do any of the foregoing.

         4.9 ASSETS. Except as set forth on the attached ASSETS SCHEDULE, each WSI Party has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises or shown on the Latest Balance Sheets or acquired thereafter, free and clear of all Liens, except for Permitted Liens and except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheets. Except as described on the ASSETS SCHEDULE, each WSI Party's buildings, equipment and other tangible assets, taken as a whole, are in good operating condition (ordinary wear and tear excepted) and are fit for use in the ordinary course of business. Each WSI Party owns, or has a valid leasehold interest in, all assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted and as conducted by such WSI Party for the past twelve (12) months.

         4.10     TAX MATTERS. Except as set forth on the attached TAXES
SCHEDULE:

                  (i) the WSI Parties have filed all Tax Returns which they are required to file under applicable laws and regulations; all such Tax Returns are true, correct and complete in all material respects and have been prepared in compliance with all applicable laws and regulations in all material respects; the WSI Parties have paid all Taxes due and owing by them (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, members, creditor or other third party; no WSI Party has waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency; the accrual for Taxes on the applicable Latest Balance Sheets would be adequate to pay all Tax liabilities of the WSI Parties if their current tax year were treated as ending on the date of such Latest Balance Sheets (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); since the date of the applicable Latest Balance Sheets, the WSI Parties have not incurred any liability for Taxes other than in the ordinary course of business; the assessment of any additional Taxes for periods for which Tax Returns have been filed by the WSI Parties shall not exceed the recorded liability therefor on the applicable Latest Balance Sheets (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); with respect to each taxable period of the WSI Parties ending on or before March 31, 1997, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting income Tax with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority; no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to any WSI Party, no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by any WSI Party from any foreign, federal, state or local taxing authority; and there are no material unresolved questions or claims concerning any WSI Party's or Tab's Tax liability.

                  (ii) No WSI Party has made an election under ss.341(f) of the Code. No WSI Party is liable for the Taxes of another Person that is not a Subsidiary of such WSI Party (a) under Treas. Reg. ss.1.1502-6 (or comparable provisions of state, local or foreign law), (b) as a transferee or successor, (c) by contract or indemnity or (d) otherwise. No WSI Party is a party to any tax sharing agreement. The WSI Parties have disclosed on their federal income Tax Returns any position taken for which substantial authority (within the meaning of Code ss.6662(d)(2)(B)(i)) did not exist at the time the return was filed. No WSI Party has made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under Code ss.280G.

                  (iii) No WSI Party has been a member of an Affiliated Group other than the one of which the Company was the common parent, or filed or been included in a combined, consolidated or unitary income Tax Return, other than one filed by the Company.

                  (iv) On the date of its incorporation or formation, as the case may be, and at all times thereafter, each of the Company and each of its Subsidiaries has been classified as a corporation, and HSM has been classified as a partnership for (a) federal income tax purposes and (b) for state and local income tax purposes in each state and locality in which it is or has been required to file income tax returns.

         4.11     CONTRACTS AND COMMITMENTS.

                  (i) Except as expressly contemplated by this Agreement or as set forth on the attached CONTRACTS SCHEDULE or the attached EMPLOYEE BENEFITS SCHEDULE, no WSI Party is a party to or bound by any written or oral:

                      (a) pension, profit sharing, option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

                      (b) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $50,000 or contract relating to loans to officers, directors or Affiliates;

                      (c) contract under which it has advanced or loaned any other Person amounts in the aggregate exceeding $25,000;

                      (d) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets;

                      (e) agreement or instrument which might restrict its ability to make Distributions to the Company or any Borrower, or that would have the effect of limiting the Company or any of its Subsidiaries from performing any of its obligations under this Agreement, the Note, or any other Transaction Document.

                      (f) Guarantee of any obligation in excess of $25,000;

                      (g) lease or agreement under which it is lessee or lessor of any property, real or personal, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $25,000;

                      (h) assignment, license, indemnification or agreement with respect to any intangible property (including any Intellectual Property Rights);

                      (i) warranty agreement with respect to its services rendered or its products sold or leased;

                      (j) agreement under which it has granted any Person any registration rights (including demand and piggyback registration rights);

                      (k) sales, distribution, franchise, business opportunity, relationship or similar agreement;

                      (l) agreement with a term of more than six months which is not terminable by it upon less than 30 days notice without penalty; or

                      (m) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world.

                  (ii) All of the contracts, agreements and instruments set forth on the CONTRACTS SCHEDULE are valid, binding and enforceable in accordance with their respective terms. The WSI Parties have performed all obligations required to be performed by them and are not in default under or in breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument to which it is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by any WSI Party under any contract, agreement or instrument to which any WSI Party is subject; no WSI Party has any present expectation or intention of not fully performing all such obligations; no WSI Party has knowledge of any breach or anticipated breach by the other parties to any contract, agreement, instrument or commitment to which it is a party; no WSI Party has delivered or received notice of, or has knowledge that any other party intends to deliver any notice of, termination or non-renewal of term under any material contract, agreement or instrument to which it is subject; and no WSI Party is a party to any contract requiring it to purchase or sell goods or services or lease property above or below (as the case may be) prevailing market prices and rates or any other materially adverse contract or commitment.

                  (iii) Purchaser's special counsel has been supplied with a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the CONTRACTS SCHEDULE, together with all amendments, waivers or other changes thereto.

         4.12     INTELLECTUAL PROPERTY RIGHTS.

                  (i) The attached INTELLECTUAL PROPERTY SCHEDULE contains a complete and accurate list of all (a) patented or registered Intellectual Property Rights owned or used by any WSI Party, (b) pending patent applications and applications for registrations of other Intellectual Property Rights filed by any WSI Party, (c) unregistered trade names and business names owned or used by any WSI Party and (d) unregistered material trademarks, service marks, copyrights, mask works and computer software owned or used by any WSI Party. The INTELLECTUAL PROPERTY SCHEDULE also contains a complete and accurate list of all material licenses and other rights granted by any WSI Party to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to any WSI Party with respect to any material Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. Each WSI Party owns all right (subject to the use rights of others under federal copyright law and under federal or state trademark law), title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of its business as presently conducted and as presently proposed to be conducted, free and clear of all Liens. The loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the WSI Parties has not had and would not reasonably be expected to have a Material Adverse Effect, and no such loss or expiration is threatened, pending or reasonably foreseeable. The WSI Parties have taken all necessary and desirable actions to maintain and protect the material Intellectual Property Rights which they own. To the best of each WSI Party's knowledge, the owners of any Intellectual Property Rights licensed to such WSI Party have taken all necessary actions to maintain and protect the Intellectual Property Rights which are subject to such licenses.

                  (ii) (a) the WSI Parties own all right (subject to the use rights of others under federal copyright law and under federal or state trademark law), title and interest in and to all of the owned Intellectual Property Rights listed on such schedule, free and clear of all Liens other than Permitted Liens, (b) there have been no claims made against any WSI Party asserting the invalidity, misuse or unenforceability of any of such owned Intellectual Property Rights, and there are no valid grounds for the same, (c) no WSI Party has received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such owned Intellectual Property Rights (including any demand or request that any WSI Party license any rights from a third party), (d) the conduct of each WSI Party's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, nor would any future conduct as presently contemplated infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons and (e) to the best of each WSI Party's knowledge, the Intellectual Property Rights owned by or licensed to it have not been infringed, misappropriated or conflicted by other Persons. The transactions contemplated by this Agreement shall have no Material Adverse Effect on any WSI Party's right, title and interest in and to the Intellectual Property Rights listed on the INTELLECTUAL PROPERTY SCHEDULE.

                  4.13 LITIGATION, ETC. Except as set forth on the attached LITIGATION SCHEDULE, there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of each WSI Party's knowledge, threatened against or affecting it or any of its assets (or to the best of each WSI Party's knowledge, pending or threatened against or affecting any of the officers, directors, managers, or employees of it with respect to its businesses or proposed business activities), or pending or threatened by any WSI Party against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); nor has there been any such actions, suits, proceedings, orders, investigations or claims pending against or affecting any WSI Party during the past five years; no WSI Party was or is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of each WSI Party's knowledge, any governmental investigations or inquiries (including inquiries as to the qualification to hold or receive any license or permit); and, to the best of each WSI Party's knowledge, there is no basis for any of the foregoing. No WSI Party is subject to any judgment, order or decree of any court or other governmental agency, and no WSI Party has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business. None of the litigation set forth on the LITIGATION SCHEDULE has had or will have a Material Adverse Effect, and all such litigation is fully covered by insurance (subject to customary deductibles).

         4.14 PRODUCT WARRANTY. All products manufactured by the WSI Parties have been manufactured in conformity with all applicable contractual commitments and all express or implied warranties, and in conformity in all material respects with all laws, rules and regulations promulgated by any federal, state or local government or agency or division thereof having jurisdiction over them and regulating their products. No such products are defective or would subject any WSI party to any valid claim for product liability.

         4.15 BROKERAGE. Except as set forth on the attached BROKERAGE SCHEDULE, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement and the other Transaction Documents based on any arrangement or agreement binding upon any Transaction Party. The WSI Parties shall pay, and hold the Purchasers harmless against, any liability, loss or expense (including attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

         4.16 GOVERNMENTAL CONSENT, ETC. Assuming the truth and correctness of the Purchaser's representations and warranties in SECTION 11.3 hereof, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the WSI Parties of this Agreement, by the Transaction Parties of the other Transaction Documents or the other agreements contemplated hereby or thereby to which either of them is a party, or the consummation by the Transaction Parties of any other transactions contemplated hereby or thereby, except as set forth on the attached CONSENTS SCHEDULE.

         4.17 INSURANCE. No WSI Party is in default with respect to its obligations under any insurance policy maintained by it, and no WSI Party has been denied insurance coverage. The insurance coverage of each WSI Party is customary for prudent corporations of similar size engaged in similar lines of business. Except as set forth on the INSURANCE SCHEDULE, no WSI Party has any self-insurance or co-insurance programs, and the reserves set forth on the applicable Latest Balance Sheets are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

         4.18 EMPLOYEES. No WSI Party is aware that any executive or key employee of it or any group of employees of it has any plans to terminate employment with it. Each WSI Party has complied in all material respects with all laws relating to the employment of labor (including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and no WSI Party is aware that it has any material labor relations problems (including any union organization activities, threatened or actual strikes or work stoppages or material grievances). No WSI Party, and to the best knowledge of each WSI Party, any of its employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements affecting in any material respect or in conflict in any material respect with the present or proposed business activities of the WSI Parties.

         4.19     ERISA. Except as set forth on the attached EMPLOYEE BENEFITS
SCHEDULE:

                  (i) MULTIEMPLOYER PLANS. No WSI Party has any obligation to contribute to (or any other liability, including current or potential withdrawal liability, with respect to) any Multiemployer Plan.

                  (ii) RETIREE WELFARE PLANS. No WSI Party maintains or has any obligation to contribute to (or any other liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under
         Section 4980B of the Code or as required under applicable state law).

                  (iii) DEFINED BENEFIT PLANS. No WSI Party maintains, contributes to or has any liability under (or with respect to) any employee plan which is a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated.

                  (iv) DEFINED CONTRIBUTION PLANS. No WSI Party maintains, contributes to or has any liability under (or with respect to) any employee plan which is a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated.

                  (v) OTHER PLANS. No WSI Party maintains, contributes to or has any liability under (or with respect to) any plan or arrangement providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated and whether or not subject to ERISA.

                  (vi) UNFUNDED LIABILITY. No Plan maintained by any WSI Party or to which any WSI Party has an obligation to contribute, or with respect to which any WSI Party has any other liability, has any material unfunded liability.

                  (vii) PLAN QUALIFICATION AND COMPLIANCE. Each employee benefit plan set forth on the EMPLOYEE BENEFITS SCHEDULE that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS as to the qualification of such plan and, to the best knowledge of each WSI Party after due inquiry, nothing has occurred since the date of such determination letter that could reasonably be expected to adversely affect the qualification of such plan. Each employee benefit plan set forth on the EMPLOYEE BENEFITS SCHEDULE and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance in all material respects with their respective terms and with all applicable Laws.

                  (viii) THE COMPANY. For purposes of this SECTION 4.19, the term "WSI Party" also includes all organizations under common control with any WSI Party, or treated, together with any WSI Party, as a single employer pursuant to Section 414(b), (c), (m) or (o) of the Code.

         4.20 COMPLIANCE WITH LAWS. No WSI Party has violated any law or any governmental rule or regulation or requirement, and no WSI Party has received notice of any such violation.

         4.21     ENVIRONMENTAL AND SAFETY MATTERS.

                  (i) Each WSI Party has complied and is in compliance in all material respects with all Environmental and Safety Requirements.

                  (ii) Without limiting the generality of the foregoing, each WSI Party has obtained and complied with, and is in compliance with, in all material respects, all permits, licenses and other authorizations that may be required pursuant to Environmental and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on the ENVIRONMENTAL AND SAFETY MATTERS SCHEDULE.

                  (iii) No WSI Party has received any written or oral notice, report or other information regarding any actual or alleged material violation of Environmental and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to it or its facilities arising under Environmental and Safety Requirements.

                  (iv) Except as set forth in the ENVIRONMENTAL AND SAFETY MATTERS SCHEDULE, none of the following exists at any property or facility owned or operated by any WSI Party: (1) underground storage tanks; (2) asbestos-containing material in any form or condition; (3) materials or equipment containing polychlorinated biphenyls; or (4) landfills, surface impoundments, or disposal areas.

                  (v) No WSI Party has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including any Hazardous Substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or could give rise to material liabilities to such WSI Party, including any material liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to CERCLA or the Solid Waste Disposal Act, as amended or any other Environmental and Safety Requirements.

                  (vi) No facts, events or conditions relating to the past or present facilities, properties or operations of any WSI Party will prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including any relating to onsite or offsite releases or threatened releases of any Hazardous Substance, personal injury, property damage or natural resources damage.

                  (vii) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental and Safety Requirements.

                  (viii) No WSI Party has, either expressly or by operation of law, assumed or undertaken any liability, including any obligation for corrective or remedial action, of any other person relating to Environmental and Safety Requirements.

         4.22 AFFILIATED TRANSACTIONS. Except as set forth on the attached AFFILIATED TRANSACTIONS SCHEDULE, no officer, director, manager, member, employee, stockholder, partner or Affiliate of any WSI Party or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment, transaction or arrangement with any WSI Party or has any material interest in any material property used by any WSI Party.

         4.23 SOLVENCY, ETC. Each WSI Party is solvent on a going concern basis as of the date of this Agreement and shall not become insolvent as a result of the consummation of the transactions contemplated by this Agreement and the other Transaction Documents. Each WSI Party is, and after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents shall be, able to pay its debts as they become due, and each WSI Party's property now has, and after giving effect to the transactions contemplated hereby shall have, a fair salable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities). Each WSI Party has adequate capital to carry on its business, and after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, each WSI Party shall have adequate capital to conduct its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of any WSI Party.

         4.24 INVESTMENT COMPANY. No WSI Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, nor is any WSI Party, directly or indirectly, controlled by or acting on behalf of any Person which is an "investment company" within the meaning of such act. The purchase of the Securities, the application of the proceeds and repayment thereof by the WSI Parties and the consummation of the transactions contemplated by this Agreement will not violate any provision of such act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

         4.25 MARGIN REGULATIONS. No WSI Party owns any "margin security," as the term is defined in Regulation U of the Federal Reserve Board, and the proceeds of the Securities will be used only for the purposes contemplated hereunder. None of the proceeds of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the securities purchased under this Agreement to be considered "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. The purchase of the Securities will not constitute a violation of such Regulations T, U or X.

         4.26 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or an "affiliate" of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         4.27 TAB MERGER DOCUMENTS AND SENIOR LOAN DOCUMENTS REPRESENTATIONS; HOLDING COMPANY STATUS. Each of the representations and warranties in the Tab Merger Documents and the Senior Loan Documents are true and correct in all respects, in each case regardless of any limitation on survival set forth therein, and are hereby incorporated herein by reference. On and at all times prior to the Closing Date, HSM has not engaged in any business activity, or incurred any Indebtedness or, except as set forth on the CAPITALIZATION SCHEDULE, other obligations of any type, other than the transactions contemplated by this Agreement and the ownership of the capital stock of the Company and ownership interests in TALP. At all times following the Closing Date, HSM shall not own or lease, directly or indirectly, any real, personal, intangible or tangible property of any nature, other than the capital stock of the Company and ownership interests in TALP and HSM shall not conduct, transact or otherwise engage in any material business or operations other than those incidental to the ownership of the capital stock of the Company and ownership interests in TALP. On and at all times prior to the Closing Date, the Company has not engaged in any business activity, or incurred any Indebtedness or, except as set forth on the CAPITALIZATION SCHEDULE, other obligations of any type, other than the transactions contemplated by this Agreement and the ownership of the capital stock of Hamilton and Maverick. At all times following the Closing Date, the Company shall not own or lease, directly or indirectly, any real, personal, intangible or tangible property of any nature, other than the capital stock of Hamilton and Maverick and the Company shall not conduct, transact or otherwise engage in any material business or operations other than those incidental to the ownership of the capital stock of Hamilton and Maverick.

         4.28 DISCLOSURE. Neither this Agreement nor any of the exhibits, schedules, attachments, written statements, documents, certificates or other items prepared or supplied to any Purchaser (including any items incorporated by reference) by or on behalf of any Transaction Party with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein, in light of the circumstances under which such statement was made, not misleading. There is no fact which any Transaction Party has not disclosed to the Purchaser in writing and of which any of its officers, directors, managers or executive employees is aware (other than general economic conditions) and which has had or would reasonably be expected to have a Material Adverse Effect.

         4.29 CLOSING DATE. The representations and warranties of the WSI Parties contained in this SECTION 4 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any certificate or other writing (including any items incorporated by reference) delivered by, or on behalf of, any Transaction Party to any Purchaser shall be true and correct in all material respects on the Closing Date as though then made, both immediately prior to and immediately after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents.

5. AFFIRMATIVE COVENANTS. So long as the Note or Warrant remains outstanding, the WSI Parties shall:

         5.1      FINANCIAL STATEMENTS AND OTHER INFORMATION. Deliver to each
Purchaser:

                  (i) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, (a) unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's and its Subsidiaries' monthly budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with GAAP consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals, and shall be certified by the Company's president, chief executive officer or chief financial officer; (as to which certificate there shall be no personal, as opposed to corporate, liability); and
         (b) unaudited statements of income and cash flows of HSM for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited balance sheets of HSM as of the end of such monthly period, setting forth in each case comparisons to HSM's monthly budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with GAAP consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals, and shall be certified by HSM's president, chief executive officer or chief financial officer (as to which certificate there shall be no personal, as opposed to corporate, liability);

                  (ii) accompanying the financial statements referred to in SUBSECTION (iii) and (iv) below, an Officer's Certificate of the WSI Parties (a) stating that there is no Event of Default or Potential Event of Default in existence and that no WSI Party is in default under any Transaction Document or any of its other material agreements or, if any Event of Default or Potential Event of Default or any such default exists, specifying the nature and period of existence thereof and what actions the WSI Parties have taken and propose to take with respect thereto, (b) setting forth in sufficient detail the information and computations required to establish whether or not the Company and its Subsidiaries are in compliance with the covenants set forth in SECTION
         6.20 during the applicable period and (c) a management report, in reasonable detail, signed by the president, chief executive officer or chief financial officer of HSM and the Company in his or her capacity as such, describing the operations and financial condition of HSM, the Company and its Subsidiaries for the month and the portion of the fiscal year then ended (or for the fiscal year then ended in the case of annual financial statements);

                  (iii) within 90 days after the end of each fiscal year, (a) consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, and (b) statements of income and cash flows of HSM for such fiscal year, and balance sheets of HSM as of the end of such fiscal year; in each case, setting forth comparisons to the preceding fiscal year, prepared in accordance with GAAP consistently applied, and accompanied by (x) with respect to the consolidated portions of such statements, an opinion containing no exceptions or qualifications of an independent accounting firm of recognized national standing (acceptable to the holders of a majority of the outstanding principal amount of the Note or, if the Note is not outstanding, the holders of a majority of the outstanding Underlying Common Stock or Warrant), (y) a certificate from such accounting firm, addressed to the Board in the case of the Company, and HSM's partners in the case of HSM, stating that in the course of its examination nothing came to its attention that caused it to believe that there was an Event of Default or Potential Event of Default in existence or that there was any other default by the WSI Parties in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any other material agreement to which such WSI Parties are a party or, if such accountants have reason to believe any Event of Default or Potential Event of Default or other default by the WSI Parties exists, a certificate specifying the nature and period of existence thereof and (z) promptly upon receipt, a copy of such firm's annual management letter to the Board in the case of the Company, and to HSM's partners in the case of HSM;

                  (iv) as soon as available, but not later than 30 days after the end of each fiscal quarter of each year, (a) unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the Company's and its Subsidiaries' quarterly budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with GAAP consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals, and shall be certified by the Company's president, chief executive officer or chief financial officer (as to which certificate there shall be no personal, as opposed to corporate, liability), and
         (b) unaudited statements of income and cash flows of HSM for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and unaudited balance sheets of HSM as of the end of such quarterly period, setting forth in each case comparisons to HSM's quarterly budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with GAAP consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals, and shall be certified by HSM's president, chief executive officer or chief financial officer (as to which certificate there shall be no personal, as opposed to corporate, liability);

                  (v) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's and its Subsidiaries' operations or financial affairs given to the Company or any of its Subsidiaries by its independent accountants (and not otherwise contained in other materials provided hereunder);

                  (vi) promptly (but in any event within two Business Days) after the discovery or receipt of notice of any Event of Default or Potential Event of Default, any default under any Transaction Document or any other material agreement to which it is a party, any investigation, notice, proceeding or adverse determination from any governmental or regulatory authority or agency, any condition or event that has resulted in or could result in any material liability under any Environmental and Safety Requirements or any other material adverse change, event or circumstance affecting any WSI Party (including the filing of any litigation against any WSI Party that could result in any material liability to any WSI Party or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate of the applicable WSI Party specifying the nature and period of existence thereof and what actions such WSI Party has taken and proposes to take with respect thereto; provided, however, that in determining whether there has been a material adverse change, any adverse change attributable to either of the following shall be disregarded: (i) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any material disruption in commercial banking services or any limit or the extension of credit generally by banks or other financial institutions; and (ii) the commencement of a war or police action by the United States;

                  (vii) at least 30 days but not more than 90 days prior to the beginning of each fiscal year, copies of the business plan for the Company and its Subsidiaries (including management's intentions with regard to anticipated significant business developments or objectives of the Company and its Subsidiaries) for each of the next three succeeding fiscal years and projections (prepared on a monthly basis for the first succeeding year and on an annual basis for the second and third succeeding years) of (a) the consolidating and consolidated balance sheets at the end of each such fiscal year, (b) statements of income and expense and shareholder's equity for each of such fiscal years and (c) statements of cash flow for each such fiscal year, all of the foregoing to be in reasonable detail and certified by the Company's president, chief executive or chief financial officer (as to which certificate there shall be no personal, as opposed to corporate, liability) as having been prepared in good faith and in the exercise of management's business judgment and promptly upon any revisions thereof, copies of such revisions;

                  (viii) within two days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company or any of its Subsidiaries sends to its shareholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers, managers, directors or members of the Board file with respect to the Company or any of its Subsidiaries, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company or any of its Subsidiaries to the public concerning material developments in the Company's and its Subsidiaries' businesses;

                  (ix) copies of any "Borrowing Base Certificate", as defined in the Senior Loan Agreements and delivered pursuant to the Senior Loan Agreements when delivered to the Senior Lender and, at the request of any Purchaser, copies of any statements, reports, certificates and any other information delivered to the Senior Lender or the Company's or any of its Subsidiary's shareholders;

                  (x) promptly (but in any event within two Business Days) after the receipt of notice of the occurrence of any of the following, written notice thereof which describes the same and the intended course of action of such WSI Party with respect thereto: (i) the occurrence or expected occurrence of any ERISA Event; (ii) the occurrence of any non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code; (iii) the filing of any funding waiver request with the IRS with respect to any Pension Plan or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien under Section 302 of ERISA; (iv) the occurrence of any material increase in the benefits provided under any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any WSI Party or ERISA Affiliate was not previously contributing; or (v) the occurrence of any other event with respect to any Plan which could result in the incurrence by any WSI Party or ERISA Affiliate of any material liability, fine or penalty;

                  (xi) promptly (but in any event within two Business days) any notice of any cancellation or material change in any insurance coverage required to be maintained hereunder;

                  (xii) immediately upon the earlier of becoming aware of or the receipt of notice (oral or written) of the acceleration of any Indebtedness or waiver or cure of any default under any Indebtedness;

                  (xiii) within two Business Days of a breach or violation or a default or event of default as defined in and under any Tab Merger Document and within two Business Days of any material inaccuracy in any representation and warranty made in any Tab Merger Document, a written notice setting forth the details of such item;

                  (xiv) within two Business Days of any WSI Party's knowledge thereof, written notice of any of (a) the occurrence of a Trigger Event (as such term is defined in the Warrant) or (b) the execution of a letter of intent or term sheet with respect to a Change in Control; and

                  (xv) with reasonable promptness, such other information and financial data as any Purchaser may reasonably request.

Each of the financial statements referred to in SUBSECTIONS (i), (iii), and (iv) shall be true and correct and shall fairly present in all material respects as of the dates and for the periods stated therein the financial condition of the Company and its Subsidiaries, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, have a Material Adverse Effect).

         5.2 INSPECTION OF PROPERTY. Permit any representatives designated by any Purchaser, upon reasonable notice and during normal business hours and at such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the WSI Parties,

(ii) examine the financial records and books of accounts of the WSI Parties and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such entities with the Board, board of directors or managers, officers, key employees and independent accountants of the WSI Parties. The presentation of an executed copy of this Agreement by any Purchaser to the independent accountants of any WSI Party shall constitute its permission to its independent accountants to participate in discussions with such Persons. The WSI Parties shall grant consent to and permission to, and obtain the consents of and permission of, any third parties necessary to effectuate the rights of the Purchasers under this SECTION 5.2.

         5.3 ATTENDANCE AT BOARD MEETINGS. Give the Purchaser Representative written notice of each meeting of each of the board of directors of the Company and its Subsidiaries (each of which shall be held at least quarterly) and each committee thereof at the same time and in the same manner as notice is given to the board of directors or committee thereof (which notice the Company shall promptly confirm in writing to the Purchaser Representative), and each of the Company and its Subsidiaries shall permit the Purchaser Representative to attend as an observer at all such meetings. The Purchaser Representative shall be entitled to receive all written materials and other information (including copies of meeting minutes) provided in connection with such meetings at the same time such materials and information are given to the board of directors or any committee thereof, as the case may be. If the Company or any of its Subsidiaries proposes to take any action by written consent in lieu of a meeting of its board of directors, the Company and its Subsidiaries shall give written notice thereof to the Purchaser Representative prior to the effective date of such consent describing in reasonable detail the nature and substance of such action. The Company and its Subsidiaries shall pay the reasonable out-of-pocket expenses of the Purchaser Representative incurred in connection with attending all such meetings.

         5.4 CONDUCT OF BUSINESS. Cause to be done all things necessary to maintain, preserve and renew their existence, rights, franchises, privileges and qualifications and all material licenses, authorizations and permits necessary to the conduct of their businesses.

         5.5 MAINTENANCE OF PROPERTY AND EXISTENCE. (i) Maintain and keep their properties in good repair, working order and condition (ordinary wear and tear excepted), and from time to time make all necessary or desirable repairs, renewals and replacements, so that their businesses may be properly and advantageously conducted in all material respects at all times, and (ii) maintain and preserve (x) their existence and good standing in the jurisdiction of their organization and (y) their qualification to do business and good standing (or the local law equivalent) in each jurisdiction where the nature of their business makes such qualification necessary, other than any such jurisdiction where the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

         5.6 TAXES. Pay and discharge when payable all Taxes, assessments and governmental charges imposed upon their properties or upon them or their income or profits (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of their property, unless and to the extent that the same are being contested in good faith, diligently and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP consistently applied) have been established on their books with respect thereto and such contest operates to suspend collections of the same.

         5.7 CONTRACTS AND AGREEMENTS. Except as provided in Section 5.14, comply with all obligations incurred by them pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith, diligently and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP consistently applied) have been established on their books with respect thereto.

         5.8 COMPLIANCE WITH LAWS. Comply with all applicable laws, rules and regulations of all governmental authorities.

         5.9 ENVIRONMENTAL AND SAFETY REQUIREMENTS. Comply in all material respects with all Environmental and Safety Requirements and all permits, licenses or other authorizations issued thereunder; respond promptly to any Release or threatened Release of any Hazardous Substance in a manner which complies in all material respects with all Environmental and Safety Requirements and reasonably mitigates any risk to human health or the environment; and provide such documents or information, or conduct at its own cost such studies or assessments, relating to matters arising under the Environmental and Safety Requirements as any Purchaser may reasonably request.

         5.10 INSURANCE. Apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and covering casualties, risks and contingencies of such types and in such amounts as are customary for prudent companies of similar size engaged in similar lines of business (but in no event less than such amounts that were maintained as of the Closing) and, upon payment of any proceeds under such policy, pay such proceeds as provided in the Note.

         5.11 KEY-MAN POLICY. Maintain in effect at all times the Key-Man Policy in form and substance acceptable to the Purchaser, and, within 30 days after the Closing Date and thereafter within five (5) Business Days of the date on which premiums under such policy are due, deliver to the Purchaser an Officer's Certificate of the Company certifying that all premiums due and owing have been paid with respect to the Key-Man Policy, together with evidence of such payment, and that the Key-Man Policy is in full force and effect.

         5.12 BOOKS AND RECORDS. Maintain proper books of record and account which present fairly in all material respects their financial condition and results of operations and make provisions on their financial statements for all such proper reserves as in each case are required in accordance with GAAP consistently applied.

         5.13 COMPLIANCE WITH AGREEMENTS. Perform and observe all of their obligations (i) to each holder of (A) the Note, as set forth in this Agreement and the Note, and (B) the Warrant and Underlying Common Stock, as set forth in this Agreement, the Warrant and the Stockholders Agreement, and (ii) under each of the other Transaction Documents.

         5.14 SENIOR LOAN DOCUMENTS. Comply with all covenants and agreements contained in the Senior Loan Documents, and take no actions prohibited thereby, in accordance with the terms thereof (it being understood that any failure to perform or observe any obligations under the Senior Loan Documents that does not otherwise constitute an Event of Default hereunder shall not by operation of this Section 5.14 result in an Event of Default hereunder).

         5.15 HSM NOTE. With respect to HSM, shall make all payments due and owing to the Company with respect to the HSM Note, the provisions of which shall not be amended, waived or modified without the prior written consent of the Purchasers.

         5.16 INTELLECTUAL PROPERTY RIGHTS. Possess and maintain all material Intellectual Property Rights necessary to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license for, all such material Intellectual Property Rights.

         5.17 RANK; MOST FAVORED COVENANT STATUS. Cause the Indebtedness of the Company and its Subsidiaries incurred to the Purchasers pursuant to this Agreement and the Financing Documents to at all times be senior to any other Indebtedness of the Company and its Subsidiaries, other than the Senior Debt. Except as may be permitted by the terms of the Intercreditor Agreement, no indenture, guaranty or other similar instrument evidencing Indebtedness entered into after the date hereof shall include any affirmative or negative business or financial covenants (or any events of default or other type of restriction which would have the practical effect of any affirmative or negative business or financial covenant, including, without limitation, any `put' or mandatory prepayment of such Indebtedness upon the occurrence of a `change of control') applicable to the Company or any of its Subsidiaries which are more restrictive than those set forth herein or in any of the other Financing Documents. Except as may be permitted by the Intercreditor Agreement, to the extent any amendment, extension, renewal or refinancing of any Indebtedness which amendment is entered into after the date hereof (whether or not such Indebtedness is outstanding on the date hereof) includes affirmative or negative business or financial covenants (or any events of default or other type of restriction which would have the practical effect of any affirmative or negative business or financial covenant, including, without limitation, any `put' or mandatory prepayment of such Indebtedness upon the occurrence of a `change of control') applicable to the Company or any of its Subsidiaries which are more restrictive than those set forth herein or in any of the other Financing Documents, the Company shall promptly so notify the Purchasers and, if the Purchasers shall so request by written notice to the WSI Parties, the WSI Parties shall promptly amend this Agreement to incorporate some or all of such provisions, in the discretion of the Purchasers, into this Agreement and, to the extent necessary and reasonably desirable to the Purchasers, into any of the other Financing Documents, all at the election of the Purchasers.

         5.18 FORMATION OF SUBSIDIARIES. At the time of the formation of any direct or indirect Wholly Owned Subsidiary of the Company or the acquisition of any direct or indirect Wholly Owned Subsidiary of the Company after the Closing Date notwithstanding SECTIONS 6.7 and 6.11 to the contrary, or if any direct or indirect Wholly Owned Subsidiary shall at any time not be a party to a loan party guaranty in form and substance reasonably satisfactory to the Purchasers,
(a) cause such Subsidiary to provide to the Purchasers a Loan Party Guaranty in form and substance reasonably satisfactory to the Purchasers which shall be subordinated to the Senior Debt pursuant to the terms of the Senior Intercreditor Agreement, and (b) provide to the Purchasers all other documentation, including one or more opinions of counsel reasonably satisfactory to the Purchasers, which in their reasonable opinion is appropriate with respect to such formation and the execution and delivery of the applicable documentation referred to above. Any documentation, agreement or instrument executed or issued pursuant to this
SECTION 5.18 shall be a "Financing Document" and "Transaction Document" for purposes of this Agreement. This SECTION 5.18 shall not be construed to authorize any transaction prohibited by this Agreement, including without limitation, SECTIONS 6.7 and 6.11.

         5.19 GUARANTY OF PUT ARRANGEMENT. Each of Hamilton and Maverick and each other Subsidiary of the Company hereby unconditionally guarantees, as primary obligor and not merely as a surety, the full and prompt payment to each holder of the Warrant or Underlying Warrant Stock (as such term is defined in the Warrant) and the performance, when due and at all times thereafter, of any of the obligations of the Company in respect of each Put (as such term is defined in the Warrant), including, without limitation, the payment of the Put Price (as such term is defined in the Warrant) in respect of each share of Underlying Warrant Stock (as such term is defined in the Warrant).

         5.20 DESSY PUT. In the event that Dessy has not exercised his option to purchase membership interests of HSM, as contemplated by that certain Option and Exchange Agreement dated as of January 6, 1998 by and between Dessy and HSM (the "OPTION AGREEMENT") prior to September 30, 2004, then HSM shall promptly after October 1, 2004, and in any event no later than October 10, 2004, exercise its right to "put" HSM partnership interests to Dessy in full satisfaction of the Dessy Subdebt.

         5.21 FURTHER ASSURANCES. At any time and from time to time, upon the reasonable request of any Purchaser, execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as so requested in order to fully effect the purpose of this Agreement, the other Financing Documents and any other agreements, instruments and documents delivered pursuant hereto and thereto or in connection with the Securities. In addition, if reasonably requested by any Purchaser, the WSI Parties shall obtain and promptly furnish to the Purchasers evidence of all governmental approvals as may be required to enable the WSI Parties to comply with their respective obligations under the Financing Documents and to continue in business as conducted on the date hereof without material interruption or interference.

6. NEGATIVE COVENANTS. So long as the Note or Warrant remains outstanding, no WSI Party shall:

         6.1 RESTRICTED JUNIOR PAYMENTS. Directly or indirectly declare, pay or make any Restricted Junior Payments, except:

                  (i) so long as no Potential Event of Default, Event of Default or event of default under the Senior Loan Documents has occurred and is continuing or would be caused by making such payment, the Company may pay Workstream Administrative Expenses in an amount not to exceed $16,667 during any month, provided that the amount shall be reduced to $8,333 for such month if a Potential Event of Default, Event of Default or event of default under the Senior Loan Documents has occurred and is continuing or would be caused by making such payment;

                  (ii) the Subsidiaries of the Company may make Restricted Junior Payments to the Company to the extent required by the Company to pay federal and state taxes then owing, and franchise taxes and similar licensing expenses incurred in the ordinary course of business; PROVIDED THAT the aggregate contribution to taxes by the Subsidiaries of the Company as a result of filing a consolidated return by the Company may not be materially greater, nor the aggregate receipt of tax benefits materially less, than they would have had if Subsidiaries of the Company had not filed a consolidated return with the Company;

                  (iii) provided that no Potential Event of Default, Event of Default or Event of default under the Senior Loan Documents has occurred and is continuing or would be caused by making such payment, Maverick may make regularly scheduled interest payments on the Dessy Subdebt; and

                  (iv) HSM may make Restricted Junior Payments in cash to the Company with respect to the HSM Note.

         6.2 ISSUANCE OF NOTES, ETC. Authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any notes or debt securities containing equity features (including any notes or debt securities convertible into or exchangeable for capital stock or other equity securities issued in connection with the issuance of capital stock or other equity securities or containing profit participation features).

         6.3 LOANS, ADVANCES, GUARANTEES AND INVESTMENTS. Make any loans or advances to, Guarantees for the benefit of, or Investments in, any Person, except that the Company and its Subsidiaries may (a) pay reasonable travel and business expense advances to employees up to $5,000 per employee and $20,000 in the aggregate in the ordinary course of business consistent with past practices and (b) make Investments having a stated maturity no greater than one year from the date the Company or any of its Subsidiaries makes such Investment in (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (2) certificates of deposit of commercial banks having combined capital and surplus of at least $50,000,000 or
(3) commercial paper with a rating of at least "Prime-1" by Moody's Investors Service, Inc.

         6.4 MERGERS. Merge or consolidate with any Person (other than a merger or consolidation between or among Wholly Owned Subsidiaries of the Company or a merger or consolidation of a Wholly Owned Subsidiary into the Company).

         6.5 DISPOSITIONS. Sell, lease or otherwise dispose of any of its assets (other than dispositions of used, worn-out or obsolete equipment in the ordinary course of business and sales of inventory in the ordinary course of business) or sell or permanently dispose of any of its Intellectual Property Rights, provided that the Company and its Subsidiaries may otherwise sell, lease or otherwise dispose of up to 5% of the Consolidated Total Assets of the Company and its Subsidiaries in any twelve month period.

         6.6 LIQUIDATIONS, ETC. Except as permitted under SECTION 6.4, liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including any reorganization into a limited liability company, a partnership or any other non-corporate entity and any reorganization after which the Company becomes a Subsidiary of any other Person other than HSM) or otherwise alter its legal status.

         6.7 ACQUISITIONS. Acquire any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture.

         6.8 BUSINESS. In the case of (i) the Subsidiaries of the Company, enter into the ownership, active management or operation of any business other than the business engaged in on the Closing Date and businesses reasonably related thereto, (ii) HSM, engage in any business other than the ownership of the capital stock of the Company and being a limited partner of TALP, and (iii) the Company, engage in any business other than the ownership of the capital stock of Hamilton and Maverick.

         6.9 RESTRICTIVE AGREEMENTS. Enter into, become subject to, amend, modify or waive any agreement or instrument which by its terms would (under any circumstances) restrict or otherwise limit or condition (a) the right of any of the Subsidiaries of the Company to make loans or advances or pay Distributions to, transfer property to, or repay any Indebtedness owed to, the Company or its Subsidiaries or (b) any WSI Party's right to perform any of the provisions of any of the Transaction Documents (including provisions relating to the payment of principal and interest on the Note and the payment of the redemption price upon exercise of the Warrant), except for entering into the Senior Loan Agreements and amending such agreement in accordance with the terms of the Senior Intercreditor Agreement.

         6.10 AFFILIATE TRANSACTIONS. Enter into, amend, modify or supplement any agreement, transaction, commitment or arrangement with any of its officers, directors, managers, members, employees, stockholders or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest, except for customary employment arrangements and benefit programs on reasonable terms and at prices no less favorable to it than the terms and prices available from an independent third party in an arm's length transaction and except as otherwise expressly contemplated by this Agreement.

         6.11     SUBSIDIARIES. Establish or acquire any Subsidiaries.

         6.12 INDEBTEDNESS; LIENS. Create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness or any Liens other than Permitted Liens.

         6.13 OPERATING LEASES. Enter into any Operating Leases under which the amount of the aggregate lease payments for all such agreements exceeds $25,000 on a consolidated basis for any twelve- month period.

         6.14 FISCAL YEAR. Change its fiscal year without the prior written consent of the Purchasers.

         6.15 PREPAYMENTS, ETC. Prepay, redeem, purchase, defease or otherwise satisfy in any manner any principal or interest on any Indebtedness other than Indebtedness under the Senior

Loan Agreements and the Note, and with respect to HSM, other than the Indebtedness under the HSM Note.

         6.16 OPTION PLANS. Amend or modify any option plan or employee equity ownership plan as in existence as of the Closing, adopt any new option plan or employee equity ownership plan or issue any capital stock to its employees.

         6.17 CAPITAL STOCK. Issue or sell any shares of the capital stock , or rights to acquire shares of the capital stock, to any Person other than the Company or a Wholly Owned Subsidiary of the Company.

         6.18 USE OF PROCEEDS. Use the proceeds from the sale of the Securities other than as set forth on the USE OF PROCEEDS SCHEDULE.

         6.19 ORGANIZATIONAL DOCUMENTS. Make any amendment to its articles or certificate of incorporation or by laws or partnership agreement or other organizational documents (as applicable), or file any resolution of its board of directors or shareholders or partners with the applicable Secretary of State or other applicable filing office containing any provisions which would adversely affect or otherwise impair in any respect any rights or remedies of any Purchaser or the rights or relative priority of the holders of the Warrant or Underlying Common Stock under this Agreement or any Transaction Document.

         6.20     FINANCIAL COVENANTS.

                  (i)      FIXED CHARGE COVERAGE RATIO.

                           Permit the Fixed Charge Coverage Ratio for any Computation Period to be less than the applicable ratio set forth below for such Computation Period:

         ------------------------------------------------------- ----------------------------------------------------
                              Computation                                           Fixed Charge
                             Period Ending                                         Coverage Ratio
                             -------------                                         --------------
         ------------------------------------------------------- ----------------------------------------------------
         December 2002                                                              1.00 to 1.00
         ------------------------------------------------------- ----------------------------------------------------
         March 2003                                                                 1.00 to 1.00
         ------------------------------------------------------- ----------------------------------------------------
         June 2003                                                                  1.00 to 1.00
         ------------------------------------------------------- ----------------------------------------------------
         September 2003                                                             1.10 to 1.00
         ------------------------------------------------------- ----------------------------------------------------
         December 2003                                                              1.10 to 1.00
         ------------------------------------------------------- ----------------------------------------------------
         March 2004                                                                 1.10 to 1.00
         ------------------------------------------------------- ----------------------------------------------------
         June 2004 and each fiscal quarter thereafter                               1.20 to 1.00
         ------------------------------------------------------- ----------------------------------------------------


                  (ii)     TOTAL DEBT TO EBITDA RATIO.

                           Permit the Total Debt to EBITDA Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below for such Computation Period:

         ------------------------------------------------------- ----------------------------------------------------
                              Computation                                           Total Debt to
                             Period Ending                                          EBITDA Ratio
                             -------------                                          ------------
         ------------------------------------------------------- ----------------------------------------------------
         December 2002                                                              3.50 to 1.00
         ------------------------------------------------------- ----------------------------------------------------
         March 2003                                                                 3.50 to 1.00
         ------------------------------------------------------- ----------------------------------------------------
         June 2003                                                                  3.50 to 1.00
         ------------------------------------------------------- ----------------------------------------------------
         September 2003                                                             3.00 to 1.00
         ------------------------------------------------------- ----------------------------------------------------
         December 2003                                                              3.00 to 1.00
         ------------------------------------------------------- ----------------------------------------------------
         March 2004                                                                 3.00 to 1.00
         ------------------------------------------------------- ----------------------------------------------------
         June 2004 and each fiscal quarter thereafter                               2.50 to 1.00
         ------------------------------------------------------- ----------------------------------------------------


                  (iii)    EBITDA.

                           Permit EBITDA for any Computation Period to be less than the applicable amount set forth below for such Computation Period:


         ------------------------------------------------------- ----------------------------------------------------
                              Computation
                             Period Ending                                             EBITDA
                             -------------                                             ------
         ------------------------------------------------------- ----------------------------------------------------
         December 2002                                                               $2,000,000
         ------------------------------------------------------- ----------------------------------------------------
         March 2003                                                                  $2,000,000
         ------------------------------------------------------- ----------------------------------------------------
         June 2003                                                                   $2,000,000
         ------------------------------------------------------- ----------------------------------------------------
         September 2003                                                              $2,500,000
         ------------------------------------------------------- ----------------------------------------------------
         December 2003                                                               $2,500,000
         ------------------------------------------------------- ----------------------------------------------------
         March 2004                                                                  $2,500,000
         ------------------------------------------------------- ----------------------------------------------------
         June 2004 and each fiscal quarter thereafter                                $2,800,000
         ------------------------------------------------------- ----------------------------------------------------


                  (iv)     CAPITAL EXPENDITURES.

                           Permit the aggregate amount of all Capital
         Expenditures made by the Company and its Subsidiaries during any fiscal year to exceed: (i) $505,000 for the fiscal year ending March 2003,
         (ii) $505,000 for the fiscal year ending March 2004, and (iii) $600,000 for any fiscal year thereafter. For purposes of this section only, "Capital Expenditures" shall exclude Capital Expenditures made in such fiscal year in connection with the replacement or substitution of assets to the extent financed through the disposition of assets, provided that the replacement and substitution occurs within 180 days, is not in excess of $50,000 for all such dispositions in the aggregate, and the replacement or substituted assets perform the same or similar function as the assets so replaced or substituted. In addition to the foregoing, HSM shall make no Capital Expenditures.

                           Notwithstanding the foregoing, the WSI Parties shall not be required to comply with the provisions of this SECTION 6.20 if no portion of the principal amount of the Note is at the time outstanding.

         6.21 MARGIN REGULATIONS. Use any proceeds from the sale of the Note hereunder, directly or indirectly, for the purposes of purchasing or carrying any "margin securities" within the meaning of Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any "margin securities."

         6.22 AMENDMENT OF OTHER AGREEMENTS. Amend, modify or waive any provision of the Transaction Documents (other than the Senior Loan Agreements in accordance with the terms of this Agreement and the Senior Intercreditor Agreement) without the prior written consent of the Purchaser Representative.

         6.23 SENIOR LOAN DOCUMENTS. Amend, modify or waive any provision of the Senior Loan Documents except to the extent permitted by the Senior Intercreditor Agreement.

         6.24 INTELLECTUAL PROPERTY RIGHTS. Take any action, or fail to take any action, which would result in the invalidity, abandonment, misuse or unenforceability of any material Intellectual Property Rights or which would infringe upon in any material respect or misappropriate any rights of other Persons.

         6.25 EMPLOYEE BENEFIT PLANS. Permit to exist any condition in connection with any Pension Plan which might constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan; and no WSI Party shall engage in, or permit to exist or occur, or permit any ERISA Affiliate to engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan or Multiemployer Plan which could result in the incurrence of any material liability, fine or penalty.

         6.26 CONTRACTS. Enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires it to make payments regardless of whether such materials, supplies or other property or services are ever delivered.

         6.27 CANCELLATION OF CLAIMS. Cancel any claim or debt owing to it, except in the ordinary course of business and not to exceed $10,000 in any fiscal year.

         6.28 DISCLOSURE. Disclose the names of any Purchaser in any press release or in any prospectus, proxy statement or other materials with a governmental entity relating to a public offering of its securities unless such Purchaser has approved the content of such disclosure in its discretion (which approval shall not be unreasonably withheld, delayed or conditioned).

7.                TRANSFER OF RESTRICTED SECURITIES.

         7.1 GENERAL PROVISIONS. Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to compliance with applicable security laws, any other legally available means of transfer. In the absence of an Event of Default, no Purchaser and no other holder of Securities shall transfer or assign any of the Securities to any competitor of Hamilton or Maverick.

         7.2 INFORMATION REQUESTS. Upon the request of any Purchaser, each of the Company and the other Borrowers shall promptly supply to such Purchaser or its prospective transferees all information regarding the Company and its Subsidiaries required to be delivered in connection with a transfer hereof.

         7.3 LEGEND REMOVAL. If any Restricted Securities become eligible for sale pursuant to Rule 144(k), each of the Company and the other Borrowers shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in SECTION 11.3 from the certificates for such Restricted Securities.

8.                BHC REGULATORY MATTERS

         8.1 GENERALLY. Before the Company redeems, purchases or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any shares of any class of its common stock or any securities convertible into or exchangeable for any shares of any class of its common stock (other than an exercise of the Warrants) and before the Company becomes a party to any merger, consolidation, or recapitalization otherwise permitted hereunder, the Company shall give written notice of such pending action to all BHC Holders. Upon the written request of any BHC Holder made within 10 days after its receipt of any such notice stating that after giving effect to such action the BHC Holder would have a Regulatory Problem, the Company shall defer taking such action for such period (not to extend beyond 45 days after the BHC Holder's receipt of the Company's original notice) as the BHC Holder requests to permit it and its Affiliates to reduce the quantity of the Company's securities they own in order to avoid the Regulatory Problem.

         8.2 EXCHANGE OF STOCK. At any BHC Holder's request at any time (whether in connection with any action by the Company referred to in SECTION 8.1 above or otherwise), the Company shall exchange with the BHC Holder for such number of shares of Class B Common Stock then held by the BHC Holder as it designates a like number of shares of Class A Common Stock, and the Company shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for issue upon such exchanges, the number of such shares deemed sufficient by the Company for such purposes. In the event of any such exchange of Class B Common Stock for Class A Common Stock, (a) the holders of such Class A Common Stock shall be entitled to all the rights which such holders had pursuant to this Agreement, the Certificate of Incorporation, the Stockholders Agreement and the Registration Agreement as holders of Class B Common Stock (including the right to have such shares treated as "Underlying Common Stock" and "Registrable Securities" pursuant to this Agreement, the Certificate of Incorporation, the Equityholders Agreement and the Registration Agreement) and

(b) if such Class B Common Stock were "Restricted Securities" hereunder, such Class A Common Stock shall also be deemed to be "Restricted Securities" hereunder. In addition, if a BHC Holder has a Regulatory Problem, the Company will cooperate and assist the BHC Holder by taking such actions as may be necessary or (in the opinion of the BHC Holder) desirable as requested by the BHC Holder to resolve such Regulatory Problem, including any actions reasonably requested by the BHC Holder to effectuate and facilitate any transfer by such BHC Holder of any securities of the Company then held by such BHC Holder to any Person designated by such BHC Holder.

         8.3 OTHER HOLDERS. The Company shall grant to any subsequent holder of Restricted Securities that is a BHC Holder, upon such holder's request, the same rights granted to the BHC Holders pursuant to this SECTION 8.

9.                PREEMPTIVE RIGHTS.

         9.1 GENERALLY. Except for issuances of Common Stock or other equity securities (a) upon the exercise of the Warrant, (b) upon the exchange of any voting stock for nonvoting stock pursuant to SECTION 8, or (c) pursuant to a Qualified Public Offering, if the Company authorizes the issuance or sale of any shares of Common Stock or other equity securities or any securities containing options or rights to acquire any shares of Common Stock or containing any phantom or other equity participation features (other than as a dividend on the outstanding Common Stock), the Company shall first offer to sell to each holder of Underlying Common Stock a portion of such Stock or securities equal to the quotient determined by dividing (1) the number of shares of Underlying Common Stock held by such holder by (2) the sum of (x) the total number of shares of Underlying Common Stock and (y) the number of shares of Common Stock outstanding which are not Underlying Common Stock. If the Company authorizes the issuance or sale of any notes or debt securities that are subordinate and junior to the prior payment in full of all Senior Debt, the Company shall first offer to sell to each holder of the Note a portion of such notes or debt securities equal to the quotient determined by dividing (1) the aggregate principal amount of the Note held by such holder by (2) the sum of the aggregate principal amount of the Note held by all holders of the Note. Each holder of Underlying Common Stock or the Note (as applicable) shall be entitled to purchase such Common Stock or securities at the most favorable price and on the most favorable terms as such securities are to be offered to any other Person; PROVIDED that, at the request of any holder of the Warrant or Underlying Common Stock, the Company shall offer to such holder common stock or securities which have no voting rights (other than required by applicable law) and which are convertible into voting securities on the same terms as the Class B Common Stock are convertible into Class A Common Stock but which are otherwise identical to the common stock or securities being offered. The purchase price for all securities offered to the holders of Warrant, the Underlying Common Stock and the Note shall be payable in cash.

         9.2 EXERCISE OF RIGHTS. In order to exercise its purchase rights hereunder, a holder of the Note or Underlying Common Stock, as applicable, must within 15 days after receipt of written notice from the Company describing in reasonable detail the common stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the securities offered to the holders of Underlying Common Stock or the Note, as applicable, is not fully subscribed by such holders, the remaining securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this SECTION 9, except that such holders must exercise their purchase rights within five days after receipt of such reoffer.

         9.3 EXPIRATION OF PERIODS. Upon the expiration of the offering periods described above, the Company shall be entitled to sell such securities which the holders of Underlying Common Stock or the Note, as applicable, have not elected to purchase during the 60 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any securities offered or sold by the Company after such 60-day period must first be reoffered to the holders of Underlying Common Stock or the Note, as applicable, pursuant to the terms of this SECTION 9.

10.               EVENTS OF DEFAULT.

         10.1 DEFINITION OF EVENT OF DEFAULT. An Event of Default shall be deemed to have occurred if:

                  (i) (x) any Borrower or any Guarantor fails to (A) pay when due and payable (whether at maturity or otherwise) the full amount of any principal payment (together with any applicable premium) or interest then accrued on the Note or as otherwise required pursuant to any other Financing Document or (B) pay within five (5) days of the date when due and payable (whether at maturity or otherwise) the full amount of any other amounts payable under this Agreement, the Note or any other Financing Document, or (y) the Company fails to redeem the Warrant or Underlying Common Stock as provided in the Warrant;

                  (ii) any WSI Party:

                       (a) breaches, or fails to perform or observe, any of the covenants contained in SECTIONS 5, 6 AND 9 hereof; or

                       (b) breaches, or fails to perform or observe, any other provision contained herein, in the Note, any other instrument delivered pursuant hereto or thereto or any other Financing Document and such failure continues uncured for 30 days;

                  (iii) any representation, warranty or information contained herein or required to be furnished to the Purchaser or holder of the Securities pursuant to this Agreement or any other Transaction Document, or any other writing furnished by any Transaction Party to Purchaser or holder of the Securities, is false or misleading in any material respect on the date made, repeated or furnished;

                  (iv) any WSI Party makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment, decree or injunction is entered adjudicating any WSI Party bankrupt or insolvent or requiring the dissolution or split up of any WSI Party or preventing any WSI Party from conducting all or any part of its business; or any order for relief with respect to any WSI Party is entered under the Federal Bankruptcy Code; or any WSI Party petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of any WSI Party, or of any substantial part of the assets of any WSI Party, or commences any proceeding relating to any WSI Party under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar laws of any jurisdiction now or hereafter in effect; or any such petition or application is filed, or any such proceeding is commenced, against any WSI Party and either (a) such WSI Party by any act indicates its approval thereof, consents thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days; or any corporate action is taken by any WSI Party in contemplation of or for the purpose of effecting any of the foregoing;

                  (v) a judgment in excess of $250,000 is rendered against any WSI Party and, within 60 days after entry thereof, such judgment is not discharged in full or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged in full;

                  (vi) any WSI Party's assets are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors in connection with any obligations or liabilities of the WSI Parties in excess of $100,000 in the aggregate;

                  (vii) any WSI Party defaults in the performance of any obligation (other than Indebtedness pursuant to the Senior Loan Agreements) if the effect of such default is to cause an amount exceeding $100,000 to become due prior to its stated maturity or to permit the holder or holders of such obligation to cause an amount exceeding $100,000 to become due prior to its stated maturity;

                  (viii) (a) any WSI Party defaults (1) in payment when due (after taking into account any applicable grace period) of any amounts (whether by upon scheduled payment, required prepayment, required cash collection, acceleration, demand or otherwise) of any Material Indebtedness or (2) in compliance with the terms, covenants or other provisions of any such indenture, loan agreement, note or other instrument, if the effect of such default in compliance is to accelerate or, solely in the case of Indebtedness other than pursuant to the Senior Loan Agreements, to permit the acceleration of the stated maturity of such Material Indebtedness (whether or not actually accelerated) or (in the case of demand obligations) results in demand for payment of such Indebtedness, or (b) any other event shall occur or condition shall exist with respect to such Material Indebtedness, if the effect of such event or condition is to cause, or, solely in the case of Indebtedness other than pursuant to the Senior Loan Agreements, permit the holders thereof to cause, such Material Indebtedness to become due and payable;

                  (ix) any WSI Party defaults in the performance or observance of any provision of any agreement or commitment (other than those relating to Indebtedness) and such default has or is reasonably likely to have a Material Adverse Effect;

                  (x) there shall occur any "Event of Default" under and as defined in either of the Senior Loan Agreements or any of the other documents entered into between the Senior Lender and Hamilton or Maverick in connection therewith;

                  (xi) any of this Agreement, the Note or the Warrant shall cease to be in full force and effect or declared to be null and void by a court of competent jurisdiction;

                  (xii) a Change in Control shall occur;

                  (xiii) since the Closing, there shall have occurred an event or condition shall exist which could reasonably be expected to have a Material Adverse Effect;

                  (xiv) the institution of any steps by any WSI Party or any ERISA Affiliate or any other Person to terminate a Pension Plan if, as a result of such termination, any WSI Party or any such ERISA Affiliate could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, and, in the opinion of the holders of the Note holding a majority of the aggregate outstanding principal amount of the Note, such contribution, liability or obligation would reasonably be expected to have a Material Adverse Effect;

                  (xv) (1) with respect to any Plan, a prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA occurs which, in the reasonable determination of the holders of the Note holding a majority of the aggregate outstanding principal amount of the Note, could result in liability to any WSI Party; (2) with respect to any Title IV Plan, the filing of a notice to voluntarily terminate any such plan in a distress termination; (3) with respect to any Multiemployer Plan, any WSI Party or any ERISA Affiliate shall incur any Withdrawal Liability; (4) with respect to any Qualified Plan, any WSI Party or any ERISA Affiliate shall incur an accumulated funding deficiency or request a funding waiver from the IRS; or (5) with respect to any Title IV Plan or Multiemployer Plan which has an ERISA Event not described in clauses (2) through (4) hereof, in the reasonable determination of the holders of the Note holding a majority of the aggregate outstanding principal amount of the Note, there is a reasonable likelihood for termination of any such plan by the PBGC; provided, however, that the events listed in clauses (1) through (5) hereof shall constitute Events of Default only if the liability, deficiency or waiver request of such WSI Party or any ERISA Affiliate, whether or not assessed, could, in the opinion of the holders of the Note holding a majority of the aggregate outstanding principal amount of the Note, reasonably be expected to have a Material Adverse Effect;

                  (xvi) the Loan Party Guaranty or any provision thereof shall cease to be in full force or effect as to any Guarantor, or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm such Guarantor's obligations under the Loan Party Guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Loan Party Guaranty and such default shall continue beyond any grace period specifically applicable thereof;

                  (xvii) if any term or provision of any of the Intercreditor Agreements shall at any time and for any reason cease to be in full force and effect or shall be declared null and void, or the validity of enforceability thereof shall be contested by any party thereto (other than a Purchaser), or any party thereto (other than a Purchaser) shall deny it has any further liability or obligations under any of the Intercreditor Agreements or any party thereto (other than a Purchaser) shall fail to perform any of its obligations under any of the Intercreditor Agreements;

                  (xviii) if any term or provision of any of the Pledge Agreements shall at any time and for any reason cease to be in full force and effect or shall be declared null and void, or the validity of enforceability thereof shall be contested by any party thereto (other than a Purchaser), or any party thereto (other than a Purchaser) shall deny it has any further liability or obligations under any of the Pledge Agreements, or any party thereto (other than a Purchaser) shall fail to perform any of its obligations under any of the Pledge Agreements, or any default or event of default shall occur thereunder, or if any representation or warranty made by any party thereto (other than a Purchaser) shall fail to have been true when made or deemed made;

                  (xix) any of the Tab Merger Documents, at any time after its execution and delivery and for any reason, ceases to be in full force and effect (except pursuant to its terms) or is declared null and void, or any party thereto denies it has any further liability or obligation under (except pursuant to its terms); or

                  (xx) there shall occur any default by any party under any of the Tab Merger Documents which could reasonably be expected to expose any Transaction Party to a claim, loss or liability in excess of $275,000.

         Each of the foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         10.2     CONSEQUENCES OF EVENTS OF DEFAULT.

                  (i) If any Event of Default has occurred and is continuing, then the interest rate on the Note shall increase automatically by an increment of five percentage points effective as of the date of the Event of Default. Any increase of the interest rate resulting from the operation of this subsection shall terminate as of the close of business on the date on which no Event of Default exists (subject to subsequent increases pursuant to this subsection).

                  (ii) If an Event of Default of the type described in SECTION 10.1(iv) has occurred, then the aggregate outstanding principal amount of the Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of the holders of the Note, and the Borrowers shall immediately pay to the holders of the Note all amounts due and payable with respect to the Note.

                  (iii) If an Event of Default (other than under SECTION 10.1(iv)) has occurred and is continuing, then any holder or holders of the Note then outstanding may declare all or any portion of the outstanding principal amount of the Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of the Note (together with all such other amounts then due and payable) owned by such holder or holders. The Borrowers shall give prompt written notice of any such demand to the other holders of the Note, each of which may demand immediate payment of all or any portion of such holder's Note. If any holder or holders of the Note demand immediate payment of all or any portion of the Note, the Borrowers shall immediately pay to such holder or holders all amounts due and payable with respect to the Note.

                  (iv) If any Event of Default has occurred and is continuing, the amount of Workstream Administrative Expenses permitted to be paid hereunder shall be reduced as described in SECTION 6.1.

11.               MISCELLANEOUS.

         11.1 EXPENSES. The WSI Parties shall, jointly and severally, pay, and hold the Purchasers and all holders of Securities harmless against liability for the payment of, and reimburse on demand as and when incurred from and against, (i) all reasonable out-of-pocket costs and expenses incurred by each of them in connection with their due diligence review of the Transaction Parties, the preparation, negotiation, execution and interpretation of this Agreement, the Note, the Warrant, the other Financing Documents and the other Transaction Documents and the agreements contemplated hereby and thereby, and the consummation of all of the transactions contemplated hereby and thereby (including all reasonable fees and expenses of outside legal counsel, environmental consultants and accountants), which costs and expenses shall be payable at the Closing or, if the Closing does not occur, payable upon demand,
(ii) all reasonable out-of-pocket fees and expenses actually incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of each of the Transaction Documents (including all expenses incurred in connection with any proposed merger, sale or recapitalization of the Company), (iii) all recording and filing fees, stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement, the other Transaction Documents or the issuance, delivery or acquisition of any Securities or any shares of Common Stock issuable upon exercise of the Warrants or any Class A Common Stock issuable upon conversion of the Class B Common Stock, and
(iv) the fees and expenses incurred with respect to the interpretation and enforcement of the rights granted under this Agreement, the Securities, and the other Transaction Documents (including costs of collection) and the investigation and enforcement of rights with respect to any Event of Default. If any WSI Party fails to pay when due any amounts due the Purchasers (giving effect to any applicable cure or grace period, if any) or fails to comply with any of its obligations pursuant to this Agreement or any other agreement, document or instrument executed or delivered in connection herewith (giving effect to any applicable cure or grace period, if any), the WSI Parties shall, upon demand by the Purchasers, pay to the Purchasers such further amounts as shall be sufficient to cover the out-of-pocket cost and expense (including, but not limited to outside attorneys' fees) actually incurred by or on behalf of the Purchasers in collecting all such amounts due or in otherwise enforcing the Purchasers' rights and remedies hereunder. The WSI Parties also agree to pay to the Purchaser all costs and expenses actually incurred by them, including reasonable compensation to their outside attorneys for all services rendered, in connection with the investigation of any Event of Default and enforcement of their rights hereunder or under the other Transaction Documents.

         11.2 REMEDIES. Each holder of Securities shall have all rights and remedies set forth in this Agreement and the other Financing Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. No remedy hereunder or thereunder conferred is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

         11.3 PURCHASER'S INVESTMENT REPRESENTATIONS. The Purchaser hereby represents that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent any Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of SECTION 7 hereof. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

                  "The securities represented by this certificate were originally issued on _____________, 2002 and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Note and Warrant Purchase Agreement, dated as of September ___, 2002, and as amended, restated, amended and restated, supplemented or otherwise modified from time to time, by and among HS Morgan Limited Partnership, the Company, Hamilton Sorter Co., Inc. and New Maverick Desk, Inc., the initial holder hereof and certain investors, who from time to time become parties thereto in accordance with the provisions thereof, and the Company reserves the right to refuse the transfer of such security until such conditions have been fulfilled with respect to such transfer. Upon written request, a copy of such conditions shall be furnished by the Company to the holder hereof without charge."

         11.4 AMENDMENTS AND WAIVERS. Except as otherwise expressly provided herein, the provisions of this Agreement and the provisions of the Note may be amended and a WSI Party may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the WSI Parties have obtained the written consent of the holders of a majority of the outstanding principal amount of the Note; provided that no such action shall change (i) the rate at which or the manner in which interest accrues on the Note or the time at which such interest becomes payable or (ii) any provision relating to the scheduled payments or prepayments of principal on the Note, without the written consent of all of the holders of the outstanding principal amount of the Note; provided further, that if the Note is not outstanding, the provisions of this Agreement may be amended or waived and a WSI Party may take any action herein prohibited, only if they have obtained the written consent of the holders of a majority of the Underlying Common Stock or the Warrant. No other course of dealing between the WSI Parties, on the one hand, and the holders of the Securities, on the other hand, or any delay in exercising any rights hereunder or under the Note or the other Financing Documents shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, any portion of the Securities held by the Company or any of its Subsidiaries shall not be deemed to be outstanding. If any WSI Party pays any consideration to any holder of the Securities for such holder's consent to any amendment, modification or waiver hereunder, the WSI Parties shall also pay each other holder granting its consent hereunder equivalent consideration computed on a pro rata basis.

         11.5 SURVIVAL OF AGREEMENT. All covenants, representations and warranties contained in this Agreement, the Note and/or the other Transaction Documents or otherwise made in writing by any WSI Party in connection herewith or therewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf. In addition, the obligations of the WSI Parties pursuant to SECTIONS 11.1, 11.13, 11.16 and 11.17 shall survive the repayment of all amounts payable pursuant to this Agreement, the Note, the Warrant and the Stockholders Agreement.

         11.6 NO SETOFFS, ETC. All payments hereunder and under the Note and the other Financing Documents shall be made by the Borrowers and the Guarantors without setoff, offset, deduction or counterclaim, free and clear of all taxes, levies, imports, duties, fees and charges, and without any withholding, restriction or conditions imposed by any governmental authority. If the Borrowers or any Guarantor shall be required by any law to deduct, setoff or withhold any amount from or in respect of any payment to any Purchaser hereunder or under the Note, then the amount so payable to such Purchaser shall be increased as may be necessary so that, after making all required deductions, setoffs and withholdings, such Purchaser shall receive an amount equal to the sum it would have received had no such deductions, setoffs or withholding been made.

         11.7 SUCCESSORS AND ASSIGNS. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether or not so expressed; provided that no WSI Party shall be permitted to assign its rights or obligations under this Agreement or the other Financing Documents. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of Securities are also for the benefit of, and enforceable by, any subsequent holder of such Securities; provided, however, that in the absence of an Event of Default, no Purchaser and no other holder of Securities shall transfer or assign any of the Securities to any competitor of Hamilton or Maverick. Except as otherwise expressly provided herein, nothing expressed in or implied from this Agreement or the Financing Documents is intended to give, or shall be construed to give, any Person, other than the parties hereto and thereto and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or any such other document.

         11.8 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         11.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

         11.10 DESCRIPTIVE HEADINGS; INTERPRETATION. The descriptive headings of this Agreement and the Note are inserted for convenience only and do not constitute a substantive part of this Agreement.

         11.11 GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE SCHEDULES HERETO AND (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN) THE EXHIBITS HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF OHIO OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF OHIO SHALL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT (AND ALL SCHEDULES AND EXHIBITS HERETO), EVEN THOUGH UNDER THAT JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

         11.12 NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid or sent via facsimile to the number set forth below with a copy mailed to the recipient as set forth above. Such notices, demands and other communications shall be sent to the Purchaser and to the WSI Parties at the addresses indicated below:

                  To HSM:

                           c/o Morgan Schiff & Co., Inc.
                           26th Floor East
                           280 Park Avenue
                           New York, New York 10017
                           Attn: J. Carr Gamble III, Esq.
                           Facsimile: (212) 548-6755

                  With a copy (which shall not constitute notice) to:

                           Keating, Muething & Klekamp, PLL
                           1400 Provident Tower
                           One East Fourth Street
                           Cincinnati, Ohio  45202
                           Attn:  Edward E. Steiner, Esq.
                           Facsimile: (513) 579-6457

                  To the Company and its Subsidiaries:

                           Workstream Inc.
                           608 Mercantile Center
                           414 Walnut Street
                           Cincinnati, OH 45202
                           Attn:  Thaddeus S. Jaroszewicz
                           Facsimile: (513) 241-0332

                  With a copy (which shall not constitute notice) to:

                           Keating, Muething & Klekamp, PLL
                           1400 Provident Tower
                           One East Fourth Street
                           Cincinnati, Ohio 45202
                           Attn:  Edward E. Steiner, Esq.
                           Facsimile: (513) 579-6457

                  To the Purchaser:

                           Banc One Mezzanine Corporation
                           100 East Broad Street
                           7th Floor
                           Columbus, Ohio 43215
                           Attn:  Cheryl L. Turnbull
                           Facsimile: (614) 248-5518

                  With a copy (which shall not constitute notice) to:

                           Jones, Day, Reavis & Pogue
                           901 Lakeside Avenue
                           Cleveland, OH 44114
                           Attn:  Rachel L. Rawson, Esq.
                           Facsimile: (216) 579-0212

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any notices or communications made hereunder by the Purchaser or any holder of the Securities may be made to the Company on behalf of all the Borrowers, and any notices or communications that are to be given by the Borrowers hereunder may be given by the Company on the behalf of all Borrowers.

                  11.13 CONSIDERATION FOR WARRANT; TREATMENT OF FEES. The Purchaser, the Company and the other Borrowers acknowledge and agree that the fair market value of the Note issued hereunder is $6,000,000, the fair market value of the Warrant issued hereunder is $1,000,000 and that, for all purposes (including tax and accounting), the consideration for the issuance of the Warrant shall be allocated as set forth in Section 2.2 hereof. The Purchaser, the Company and the other Borrowers shall file their respective federal, state and local Tax Returns in a manner which is consistent with such valuation and allocation and shall not take any action or position (whether in preparation of Tax Returns, financial statements or otherwise) which is inconsistent with any of the above.

         11.14 CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each




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

representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect or any Event of Default shall occur, the fact that there exists another representation, warranty, or covenant or Event of Default relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant or that the first Event of Default shall have occurred.

         11.15 COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein and the other documents of even date herewith delivered or executed in connection with the transactions contemplated hereby embody the complete agreement and understanding among the parties and supersede any prior agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. Except as expressly represented and warranted in SECTION 4.5 hereof, no WSI Party nor any shareholder, partner, member, manager, officer or director of any WSI Party shall be deemed to have made any representation or warranty to the Purchaser with respect to any projections, estimates or budgets of future revenues, expenses or expenditures or future results of operations.

         11.16 INDEMNIFICATION. In consideration of the Purchaser's execution and delivery of this Agreement and purchase of the Securities hereunder and in addition to all of the WSI Parties' other obligations under this Agreement and in addition to all other rights and remedies available at law or in equity, each WSI Party shall, jointly and severally, defend, protect and indemnify each Purchaser and each other holder of Securities and all of their officers, directors, shareholders, partners, affiliates, employees, agents, representatives, successors and assigns (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES"), and save and hold each of them harmless from and against, and pay on behalf of or reimburse such party on demand as and when incurred, any and all actions, causes of action, suits, claims, losses (including diminutions in value and consequential damages), costs, penalties, fees, liabilities and damages and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, interest and penalties and all amounts paid in investigation, defense or settlement of any of the foregoing and claims relating to any of the foregoing (the "LIABILITIES"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (b) the execution, delivery, performance or enforcement of this Agreement and any other instrument, document or agreement executed pursuant hereto by any of the Indemnitees, except to the extent any such Liabilities are caused by the particular Indemnitee's gross negligence or willful misconduct, (c) the past, present or future environmental condition of any property owned, operated or used by any WSI Party, their predecessors or successors or of any offsite treatment, storage or disposal location associated therewith, including the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, release, or threatened release into, onto or from, any such property or location of any Hazardous Substance (including any losses, liabilities, damages, injuries, penalties, fees, costs, expenses or claims asserted or arising under any Environmental and Safety Requirement) regardless of whether caused by, or within the control of, the WSI Parties. To the extent that the foregoing undertaking by the WSI Parties may


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

be unenforceable for any reason, the WSI Parties shall make the maximum contribution to the payment and satisfaction of each of the Liabilities which is permissible under applicable law.

         11.17 PAYMENT SET ASIDE. To the extent that the Company, the other Borrowers or any Guarantor makes a payment or payments to the Purchaser or any other holder of Securities hereunder or under the Note or the Purchaser or any other holder of Securities enforces its rights or exercises its right of setoff hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, the other Borrowers or any Guarantor, a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         11.18 JURISDICTION AND VENUE. Each WSI Party and each holder of the Securities hereby (i) submits to the non-exclusive jurisdiction of any state or Federal court sitting in Columbus, Ohio in any legal suit, action or proceeding arising out of or relating to this Agreement or the Financing Documents, and
(ii) agrees that all claims in respect of the action or proceeding may be heard or determined in any such court. Each WSI Party and each holder of the Securities hereby waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of the other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in SECTION 11.12. Each WSI Party and each holder of the Securities hereby agrees that a final judgment not subject to further appeal in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any party to bring proceedings against any WSI Party in the courts of any other jurisdiction. The choice of forum for the WSI Parties set forth in this SECTION 11.18 shall not be deemed to preclude the enforcement by any party of any judgment obtained in any other forum or the taking by any party of any action to enforce the same in any other appropriate jurisdiction.

         11.19 WAIVER OF RIGHT TO JURY TRIAL. EACH WSI PARTY AND EACH HOLDER OF THE SECURITIES HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE FINANCING DOCUMENTS OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF. EACH WSI PARTY AGREES THAT THIS SECTION 11.19 IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT THE PURCHASER WOULD NOT PURCHASE THE SECURITIES HEREUNDER IF THIS SECTION 11.19 WERE NOT PART OF THIS AGREEMENT.

         11.20 CERTAIN WAIVERS. Each of the Borrowers hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of the Note, and expressly agrees that the Note, or any payment thereunder, may be extended from time to time and that the holder thereof may accept security for the Note or release security for the Note, all without in any way affecting the liability of the Borrowers thereunder.

         11.21 NATURE OF OBLIGATIONS. Other than the issuance and sale of the Warrant and issuance of the Underlying Common Stock being the obligation solely of the Company, the obligations of the WSI Parties hereunder and under all of the Financing Documents to which any WSI Party is a party, including without limitation in respect of the Note and Warrant, and in respect of all representations, warranties, covenants and agreements of any WSI Party contained in this Agreement or any of the other Financing Documents or any other agreement, instrument notice, consent or other document delivered in connection with the transactions contemplated by the Financing Documents, are joint and several primary obligations, whether not so expressed in any Financing Document. It shall not be necessary for any WSI Party to have expressly become a party of any Financing Document in order for such WSI Party to be bound as a party thereto. The obligations of each WSI Party under this SECTION 11.21 shall be unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence of any act or omission to act or delay of any kind by another WSI Party, the Purchaser, any holder of the Securities, or any other person or any circumstance whatsoever which might, but for the provisions of this SECTION 11.21, constitute a legal or equitable discharge of such WSI Party's obligations under this section or the other provisions of any of the Financing Documents.

         11.22 CONFIDENTIALITY. Each Purchaser and each other holder of the Securities agrees, during the term of this Agreement and at all times thereafter, to keep confidential any information furnished or made available to it by any WSI Party pursuant to this Agreement that is marked confidential or that is disclosed pursuant to written instructions from the WSI Party that the confidentiality of such information must be maintained by a Purchaser or such other holder; provided that nothing herein shall prevent any Purchaser or other holder from disclosing such information (i) to any other Purchaser or other holder of the Securities or any Affiliate of any Purchaser or other holder of the Securities, or any officer, director, employee, agent or advisor of any Purchaser or other holder of the Securities or Affiliate of any Purchaser or other holder of the Securities; (ii) as required by any law, rule or regulation;
(iii) upon the order of any court or administrative agency; (iv) upon the request or demand of any regulatory agency or authority; (v) that is or becomes available to the public or that is or becomes available to any Purchaser or other holder of the Securities other than as a result of a disclosure by any Purchaser or other holder of the Securities prohibited by this Agreement; (vi) in connection with any litigation to which such Purchasers or other holder of the Securities or any of its Affiliates may be a party; (vii) to the extent necessary in connection with the exercise of any right or remedy under this Agreement or the other Financing Documents; (viii) subject to provisions substantially similar to those contained in this SECTION 11.22, to any actual or proposed assignee; and (ix) to the extent that the WSI Parties shall have consented in writing to such disclosure. Nothing set forth in this SECTION 11.22 shall obligate any Purchaser or holder of the Securities to return any materials furnished by the WSI Parties.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Note and Warrant Purchase Agreement on the date first written above.


                                     HS MORGAN LIMITED PARTNERSHIP

                                     By:   HS Morgan Corp., Its General Partner
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                                     WORKSTREAM INC.

                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                                     HAMILTON SORTER CO., INC.

                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                                     NEW MAVERICK DESK, INC.

                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                                     BANC ONE MEZZANINE CORPORATION

                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------

                                LIST OF EXHIBITS

Exhibit A    -   Note
Exhibit B    -   Warrant
Exhibit C    -   Registration Agreement
Exhibit D    -   Loan Party Guaranty
Exhibit E    -   Security Agreement
Exhibit F-1  -   Company Pledge Agreement
Exhibit F-2  -   HSM Pledge Agreement
Exhibit F-3  -   MSTP Pledge Agreement
Exhibit G-1  -   Senior Intercreditor Agreement
Exhibit G-2  -   Dessy Intercreditor Agreement
Exhibit H    -   Solvency Certificate
Exhibit I    -   Collateral Assignment of Insurance
Exhibit J    -   Company Balance Sheet
Exhibit K    -   HSM Balance Sheet
Exhibit L    -   Company Projections
Exhibit M    -   HSM Projections

                          LIST OF DISCLOSURE SCHEDULES

Liens Schedule
Use of Proceeds Schedule
Capitalization Schedule
Restrictions Schedule
Financial Statements Schedule
Liabilities Schedule
Developments Schedule
Assets Schedule
Taxes Schedule
Contracts Schedule
Employee Benefits Schedule
Intellectual Property Schedule
Litigation Schedule
Brokerage Schedule
Consents Schedule
Insurance Schedule
Environmental and Safety Matters Schedule
Affiliated Transactions Schedule